Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: MPC Computers, LLC, et al.,(1) Debtors.	Chapter 11 Case No. 08-12667 (PJW) (Jointly Administered)

SECOND AMENDED PLAN OF LIQUIDATION OF MPC CORPORATION AND ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

REED SMITH LLP
Richard A. Robinson (No. 5059)
Kurt F. Gwynne (No. 3951)
J. Cory Falgowski (No. 4546)
1201 Market Street, Suite 1500
Wilmington, DE 19801
Telephone: (302) 778-7500
Facsimile: (302) 778-7575
E-mail:	rrobinson@reedsmith.com
kgwynne@reedsmith.com
jfalgowski@reedsmith.com

(1)               The Debtors in these cases, along with the last four digits of their federal tax identification numbers are MPC Computers, LLC (6916); MPC Corporation (7562); GTG PC Holdings, LLC (6899); MPC-G, LLC (8015); MPC Solutions Sales, LLC (0213); MPC-Pro, LLC (3132); Gateway Companies, Inc. (1398); Gateway Pro Partners, LLC (9747); and Gateway Professional, LLC (8881).

Pursuant to Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., MPC Corporation and its subsidiaries, debtors and debtors-in-possession, in the above-captioned and numbered case, hereby respectfully propose this Second Amended Plan of Liquidation of MPC Corporation and Its Subsidiaries Under Chapter 11 of the United States Bankruptcy Code (the “Plan”).

The Plan effects a transfer of all of the Debtors’ Assets and liabilities into the newly formed Liquidating Trust created for the purposes, among others, of making distributions to the Holders of Allowed Claims and Interests, pursuing Causes of Action, and otherwise completing the liquidation of the Estates, all as more fully set forth in this Plan.

ARTICLE I.

RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, RESERVATION OF RIGHTS AND DEFINED TERMS

A.                                   Rules of Interpretation, Computation of Time and Governing Law

1.                                       For purposes herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference herein to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references herein to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits hereof or hereto; (e) the words “herein,” “hereof” and “hereto” refer to the Plan in its entirety rather than to a particular portion of this Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

2.                                       In computing any period of time prescribed or allowed hereby, the provisions of Bankruptcy Rule 9006(a) shall apply.

3.                                       Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

B.                                     Defined Terms

Unless the context requires otherwise, the following terms shall have the following meanings when used in capitalized form herein:

1.                                       “Administrative Bar Date” means the date which is the 30th day after the Effective Date.

2.                                       “Administrative Budget” means (i) the initial budget for the six-month period following the Effective Date, setting forth in reasonable detail the anticipated Post-Confirmation Expenses of the Liquidating Trust, together with any amendments or modifications thereto, as prepared by the Liquidating Trustee in consultation with the Debtors and approved by the Committee pursuant to Article IV.I of this Plan; and (ii) any budget for a subsequent six-month period, setting forth in reasonable detail the anticipated Post-Confirmation Expenses of the Liquidating Trust, together with any amendments or modifications thereto, as prepared by the Liquidating Trustee and approved by the Trust Oversight Committee pursuant to Article IV.I of this Plan.

3.                                       “Administrative Claim” means a Claim for costs and expenses of administration under section 503(b), 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, but not limited to: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (including wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 328, 330(a) or 331 of the Bankruptcy Code or otherwise; and (c) all fees and charges assessed against the Estates under chapter 123 of Title 28 United States Code, 28 U.S.C. §§ 1911-1930.

4.                                       “Administrative Claim Request” means a request or motion for payment of an Administrative Claim.

5.                                       “Administrative Fund” means the reserve established for the Post-Confirmation Expenses in accordance with Article IV.I herein, which reserve may be augmented by the Liquidating Trustee in consultation with and at the direction of the Trust Oversight Committee.

6.                                       “Allowed Claim” or “Allowed Interest” means, respectively, a Claim or Interest: (i) that has been Scheduled and (a) is not Scheduled as disputed, contingent or unliquidated and (b) as to which no Proof of Claim has been filed; (ii) as to which a timely Proof of Claim has been filed as of the relevant Bar Date and (x) no objection thereto, or motion to subordinate, disallow or otherwise limit recovery, has been made, and (y) the Liquidating Trustee has determined that no objection, or motion to subordinate, disallow or otherwise limit recovery, will be made to such Claim or Interest; (iii) as to which a timely Administrative Claim Request has been filed and (x)  no objection thereto, or application to equitably subordinate or otherwise limit recovery has been made, and (y) the Liquidating Trustee has determined that no objection, or application to equitably subordinate or otherwise limit recovery, will be made to such

Administrative Claim Request; or (iv) that has been allowed by a Final Order.  An Allowed Claim shall not include interest on the amount of any Claim except with respect to an Allowed Secured Claim as permitted by Bankruptcy Code § 506(b) or as specifically provided in this Plan, or by Final Order of the Bankruptcy Court.  If the Liquidating Trustee shall object to any Claim in accordance with Bankruptcy Code § 502(d), such Claim shall not be an Allowed Claim until the avoidable transfer is returned, a Final Order has been entered that no avoidable transfer exists, or an agreement or settlement is reached that is approved by the Bankruptcy Court or pursuant to provisions in the Plan.

7.                                       “Allowed [                  ] Claim” or “Allowed [                ] Interest” means an Allowed Claim or Allowed Interest, as the case may be, of a specified Class or an Allowed Claim that is an Administrative Claim, Priority Tax Claim, Priority Claim, Secured Claim, Unsecured Claim or Interest Related Claim, as the case may be.

8.                                       “Allowed Defense Costs” means certain costs incurred by an Insurer in the defense and/or liquidation of an Insured Claim, for which the Debtors are obligated to reimburse the respective Insurers.

9.                                       “Approved Trade Creditor” means a trade creditor who executed a Trade Agreement.

10.                                 “Assets” means all assets of the Debtors, of any nature whatsoever, including, without limitation, all property of the Estates under and pursuant to Bankruptcy Code § 541; Cash; Causes of Action, including Avoidance Actions; rights; interests; and property, real and personal, tangible and intangible.

11.                                 “Assumption Objection Deadline” means the date five (5) days prior to the Confirmation Hearing.

12.                                 “Assumption Schedule” means the schedule of Executory Contracts (not previously assumed in the Chapter 11 Case) to be assumed by the Debtors as of the Effective Date, pursuant to this Plan, together with the amount of cure payments, if any, to be paid by the Liquidating Trustee from the Assets in accordance with Bankruptcy Code § 365(b)(1).

13.                                 “Avoidance Actions” means those avoidance actions available in these cases pursuant to Chapter 5 of the Bankruptcy Code.

14.                                 “Ballots” means the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims entitled to vote shall indicate their acceptance or rejection of the Plan in accordance with the Plan and the Voting Instructions.

15.                                 “Bankruptcy Code” means Title 11 of the United States Code, and applicable portions of Titles 18 and 28 of the United States Code.

16.                                 “Bankruptcy Court” means the United States District Court having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of Title 28 of the United States Code and/or the General Order of such District Court pursuant to section 151 of Title 28 of the United States Code, the bankruptcy unit of such District Court.

17.                                 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. § 2075 and the General, Local and Chambers Rules of the Bankruptcy Court.

18.                                 “Beneficial Holder” means the Person or Entity holding the beneficial interest in a Claim or Interest.

19.                                 “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)) in Wilmington, Delaware.

20.                                 “Cash” means cash and cash equivalents in certified or immediately available funds, including, but not limited to, bank deposits, checks and similar items.

21.                                 “Casualty Insurance Program” means the certain insurance policies maintained by the Debtors pursuant to the Insurance Program, including, but not limited to: automobile liability, general liability, property damage and other, similar types of insurance coverage.

22.                                 “Cause of Action” means, but is not limited to the following: all claims as defined in section 101(5) of the Bankruptcy Code, actions, choses in action, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims and cross claims (including, but not limited to, all claims in any avoidance, recovery, subordination or other actions against Insiders and/or any other Persons under the Bankruptcy Code, including sections 510, 542, 543, 544, 545, 547, 548, 549, 550, 551 and 553) of the Debtors, the Debtors in possession and/or the Estates against any Person based on law or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted, known or unknown.

23.                                 “Chapter 11 Cases” means the chapter 11 bankruptcy cases filed by the Debtors on November 6, 2008, in the Bankruptcy Court.

24.                                 “Claim” means any claim(s) against the Debtors as such term is defined in Bankruptcy Code § 101(5).

25.                                 “Claim Holder” means the Holder of a Claim.

26.                                 “Claims Bar Date” means (i) May 29, 2009, and (ii) such other date(s) fixed by order(s) of the Bankruptcy Court, by which all Persons, including governmental units, asserting a Claim against the Debtors, must have filed a Proof of Claim or Administrative Claim Request or be forever barred from asserting such Claim.

27.                                 “Class” means a category of Claims or Interests as set forth in Article II herein.

28.                                 “Committee” means the Official Committee of Unsecured Creditors as appointed on November 21, 2008.

29.                                 “Confirmation” means the entry of the Confirmation Order.

30.                                 “Confirmation Date” means the date upon which the Confirmation Order is entered by the Bankruptcy Court on its docket, within the meaning of Bankruptcy Rule 5003.

31.                                 “Confirmation Hearing” means that hearing before the Bankruptcy Court wherein the Debtors seek confirmation of the Plan as provided for in section 1128 of the Bankruptcy Code.

32.                                 “Confirmation Order” means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code, and approving the transactions contemplated herein.

33.                                 “Creditor” shall have the meaning in Bankruptcy Code § 101(10).

34.                                 “Creditors’ Committee” or “Committee” means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases by the United States Trustee on November 21, 2008.

35.                                 “D&O Policies” means the insurance policies purchased by the Debtors to provide coverage for certain amounts owed by directors and officers to third parties on account of actions taken by directors and officers during the course of their roles as officers and/or directors of the Debtors.

36.                                 “D&Os” means Curtis M. Akey, Jeffrey E. Fillmore, Eric D. Murphy, Kent L. Swanson, John P. Yeros and David A. Young.

37.                                 “Debtors” means MPC Computers, LLC, MPC Corporation, GTG PC Holdings, LLC, MPC-G, LLC, MPC Solutions Sales, LLC, MPC-Pro, LLC, Gateway Companies, Inc., Gateway Pro Partners, LLC, and Gateway Professional, LLC, as debtors and debtors-in-possession in the Chapter 11 Cases.

38.                                 “Disallowed Claim” means a Claim or any portion thereof that (i) has been disallowed by a Final Order, (ii) is Scheduled as zero or as contingent, disputed or unliquidated and as to which no Proof of Claim or Administrative Claim Request has been timely filed or deemed timely filed with the Bankruptcy Court, (iii) is not Scheduled and as to which no Proof of Claim or Administrative Claim Request has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any order of the Bankruptcy Court or otherwise deemed timely filed under applicable law or this Plan, (iv) has been withdrawn by agreement of the Debtors or the Liquidating Trust and the Holder thereof, or (v) has been withdrawn by the Holder thereof.

39.                                 “Disbursing Agent” means the Liquidating Trustee, unless another Person is designated to be the Disbursing Agent pursuant to Article VIII.

40.                                 “Disclosure Statement” means the Disclosure Statement in Support of Debtors’ Plan of Liquidation under Chapter 11 of the Bankruptcy Code, and all exhibits thereto, dated November 19, 2009, as amended, supplemented, or modified from time to time, describing the Plan, that is prepared and distributed in accordance with the Bankruptcy Code and approved by the Bankruptcy Court.

41.                                 “Disputed” means, for purposes of this Plan, with respect to any Claim or Interest, any Claim or Interest: (a) listed on the Schedules as unliquidated, disputed or contingent and for which a timely Objection has been filed; or (b) as to which any Debtor or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules which has not been withdrawn or determined by a Final Order; provided however, that a Claim shall not be a Disputed Claim to the extent it becomes an Allowed Claim or a Disallowed Claim.

42.                                 “Distributable Cash” means all remaining available Cash after (i) payment of the Allowed Administrative Claims, Allowed Secured Claims, Allowed Priority Claims and Allowed Priority Tax Claims, and (ii) retention of amounts needed to pay or reserve for anticipated amounts of Post-Confirmation Expenses and Disputed Claims.

43.                                 “Distribution Record Date” means the Effective Date unless a different date is ordered by the Bankruptcy Court.

44.                                 “Effective Date” means the date selected by the Debtors and the Committee on which: (a) no stay of the Confirmation Order is in effect; and (b) all conditions specified in Article X herein have been (i) satisfied or (ii) waived pursuant to the applicable provisions of this Plan.

45.                                 “Entity” means an entity as defined in section 101(15) of the Bankruptcy Code.

46.                                 “Estate” means the estate of each Debtor created by section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

47.                                 “Executory Contract” means any executory contract or unexpired lease subject to Bankruptcy Code § 365, between the Debtors and any other Person.

48.                                 “Face Amount” means (i) when used in reference to a Disputed or Disallowed Claim, the full stated liquidated amount claimed by the Holder of such Claim in any Proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (ii) when used in reference to an Allowed Claim, the allowed amount of such Claim.

49.                                 “Federal Judgment Rate” means the rate applied to judgments of the courts affected by the provisions of 28 U.S.C. § 1961, 18 U.S.C. § 3612, and 40 U.S.C. § 258(e)(1) and calculated in the manner prescribed therein.

50.                                 “File” or “Filed” means file or filed with the Bankruptcy Court in the Chapter 11 Cases.

51.                                 “Final Decree” means the decree contemplated under Bankruptcy Rule 3022.

52.                                 “Final Order” means an order or judgment of the Bankruptcy Court as entered on the docket of the Chapter 11 Case that has not been reversed, stayed, modified or amended and as to which the time to appeal, petition for certiorari, or seek reargument or rehearing has run or as to which any right to appeal, reargue, petition for certiorari or seek rehearing has been waived in writing or, if an appeal, reargument, petition for certiorari or rehearing thereof has been pursued or granted then such an appeal, reargument, petition for certiorari or rehearing has been denied, and the time to take any further appeal or to seek certiorari or further reargument or rehearing has expired.  Notwithstanding, and in lieu of the foregoing, insofar as the Confirmation Order confirming this Plan is concerned, Final Order means such order or judgment with respect to which no stay is in effect.

53.                                 “First Day Orders” means Orders entered by the Bankruptcy Court with respect to motions filed on the Petition Date or on the date immediately subsequent to the Petition.

54.                                 “Gateway” means Gateway, Inc. and/or Gateway Technologies, Inc., as applicable.

55.                                 “Gateway Deficiency Claim” means Gateway’s Class 4 General Unsecured Claim, as provided for in the Gateway Settlement Agreement and Gateway Settlement Order, in the amount of $9,832,325.72 less any and all amounts paid on account of the Gateway Secured Claims.

56.                                 “Gateway Secured Claims” means those certain Claims of Gateway as provided for in the Gateway Settlement Agreement and the Gateway Settlement Order, whereby Gateway is entitled to receive 45% of the net proceeds (less any and all costs of collection including reasonable attorneys’ fees) of accounts receivable of MPC-Pro, obtained from May 31, 2010 until the date of entry of a final decree in the cases of each of the Debtors, which amounts shall be applied to reduce the Gateway Deficiency Claim.

57.                                 “Gateway Settlement Agreement” means the Mutual Settlement Agreement and Release entered into by Gateway, the Debtors and the Committee on or about October 1, 2010, a copy of which is attached as Exhibit A to the Gateway Settlement Order.

58.                                 “Gateway Settlement Order” means the Order Pursuant to 11 U.S.C. § 363 and Fed.R.Bankr.P. 9019 Approving the Settlement Agreement By and Among Gateway, Inc. and Gateway Technologies, Inc. and MPC Computers, LLC, MPC Corporation, GTG PC Holding, LLC, MPC-G, LLC, MPC Solution Sales, LLC, MPC-Pro, LLC, Gateway Companies, Inc., Gateway Pro Partners, LLC, and Gateway Professional, LLC and the Official Committee of Unsecured Creditors entered on October 18, 2010 (D.I. 947).

59.                                 “General Unsecured Claim” means any Claim that is not an Administrative Claim, Secured Claim, Priority Claim, Priority Tax Claim or Interest Related Claim.

60.                                 “Holder” and collectively, “Holders” means a Person or Entity holding an Interest or Claim, and with respect to a vote on the Plan, means the Beneficial Holder as of the Record Date or any authorized signatory who has completed and executed a Ballot in accordance with the Voting Instructions.

61.                                 “Impaired” means with respect to any Class of Claims or Interests, any Claims or Interests that are impaired within the meaning of 11 U.S.C. § 1124.

62.                                 “Impaired Claim” means a Claim classified in an Impaired Class of Claims.

63.                                 “Impaired Class” means each of the Classes that is not an Unimpaired Class.

64.                                 “Insurance Program” means the comprehensive collection of insurance policies maintained by the Debtors, which includes, but is not limited to, policies for directors & officers liability, and casualty events.

65.                                 “Insurers” means the insurance carriers that provide insurance policies to the Debtors pursuant to the Insurance Program.

66.                                 “Intercompany Claim” means any Claim held by any Debtor against any other Debtor, including Claims of this nature arising after the Petition Date.

67.                                 “Interest” means (a) any equity interest or membership interest in any of the Debtors, including, but not limited to, all issued, unissued, authorized or outstanding shares or stock and (b) any interest, including but not limited to, any warrant, options, conversion privileges or contract rights to purchase or acquire any equity security or membership interest of any of the Debtors at any time.

68.                                 “Inventory” means products and supplies of the Debtors, on hand or in transit on the Petition Date, specifically excluding Cash, property, plant and equipment, capital leases or similar items.

69.                                 “IRS” means the Internal Revenue Service.

70.                                 “Liens” means any mortgage, pledge, deed of trust, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, including any “lien” as defined in section 101(37) of the Bankruptcy Code, or a conditional sale contract, title retention contract or other contract to give any of the foregoing.

71.                                 “Liquidation Proceeds” means any and all cash or other proceeds of the liquidation of the Estate.

72.                                 “Liquidating Trust” means the liquidating trust described in Article IV of this Plan.

73.                                 “Liquidating Trust Agreement” means the liquidating trust agreement described in Article IV of this Plan and substantially in the form to be filed with the Plan Supplement.

74.                                 “Liquidating Trust Assets” means all assets of the Debtors’ Estates that will be transferred, assigned and delivered to the Liquidating Trust as specified in the Liquidating Trust Agreement.

75.                                 “Liquidating Trustee” means the individual selected pursuant to Article IV of this Plan to act as trustee of the Liquidating Trust in accordance with the provisions of this Plan and the Liquidating Trust Agreement.

76.                                 “Litigation Claims” means all Avoidance Actions and other Causes of Action of any one or more of the Debtors.

77.                                 “MPC-Pro” means MPC-Pro, LLC, a Delaware limited liability company.

78.                                 “Nominee” means any broker, dealer, commercial bank, trust company, savings and loan, financial institution or other nominee in whose name securities are registered or held of record on behalf of a Beneficial Holder.

79.                                 “Objection Deadline” means that date which is one year after the Effective Date or such later date as the Court may allow upon request by the Liquidating Trustee, by which the Liquidating Trustee or any party in interest has to file an objection to any Claim not previously allowed.

80.                                 “Organization Documents” means any certificate filed with the Secretary of State prior to the Effective Date, including any certificate of incorporation, and any amendments or restatements thereto, and the bylaws and any amendments and restatements thereto, of the Debtors.

81.                                 “Other Priority Non-Tax Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

82.                                 “Other Secured Claims” means secured claims not in Classes 1 or 2.

83.                                 “Other Securities Claims and Interests” means (a) any equity interest, including, but not limited to, any warrants, options, conversion privileges or contract rights to purchase or acquire any equity securities of the Debtors at any time, and (b) any Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, currently existing or hereafter arising, in law, equity or otherwise arising from the purchase or sale of a security of the Debtors or the rescission of a purchase or sale of a security of the Debtors or the purchase or sale or a security of any affiliate of the Debtors or the rescission of a purchase or sale of a security or any affiliate of the Debtors, for damages arising from the purchase, sale or holding of such securities or the exercise of an option, warrant, conversion privilege or contractual right to such purchase or sale, or for reimbursement, indemnification or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

84.                                 “Pending Adversary Proceedings” means all adversary proceedings commenced by the Debtors or the Committee which are currently pending in the Bankruptcy Court.

85.                                 “Person” means any individual, corporation, limited liability company, general partnership, limited partnership, limited liability partnership, association, joint stock company, joint venture, estate, trust, unincorporated organization, government or any political subdivision thereof or other entity.

86.                                 “Petition Date” means November 6, 2008, the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

87.                                 “Plan” means this Amended Chapter 11 Plan of Liquidation, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Plan, the Bankruptcy Code and the Bankruptcy Rules.

88.                                 “Plan Supplement” means a document supplementing the Plan to be submitted with the Court no later than four (4) days prior to the Confirmation Hearing.

89.                                 “Post-Confirmation Expense” means any fees, costs and expenses (including, without limitation, United States Trustee fees, Liquidating Trustee fees, attorneys’ fees, the fees of other professionals, and any taxes imposed on the Liquidating Trust or in respect of its Assets) necessary to complete the liquidation and winding up of the Debtors, their Estates and the Liquidating Trust after the Effective Date.

90.                                 “Priority Claim” means a Claim entitled to priority pursuant to Bankruptcy Code § 507 that is not an Administrative Claim or a Priority Tax Claim.

91.                                 “Priority Property Tax Claim” means a claim of a governmental unit for taxes owing with respect to real or personal property owned by the Debtors, including ad valorem taxes, which claim may be but is not necessarily secured by the real or personal property on which the tax is owing.

92.                                 “Priority Tax Claim” means a Claim of the kind specified in Bankruptcy Code § 507(a)(8) or a tax Claim afforded secured status pursuant to Bankruptcy Code § 506.

93.                                 “Professional,” or, collectively, “Professionals” means a Person or Entity (a) employed by the Debtors or the Committee pursuant to a Final Order in accordance with sections 327 and 1103 or 363 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date pursuant to sections 327, 328, 329, 330 and 331 or 363 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code by a Final Order.

94.                                 “Professional Fees” means all fees and expenses (including, but not limited to, success fees, if any) for services rendered by all Professionals in the Chapter 11 Cases through the Effective Date that the Bankruptcy Court has not denied by Final Order, regardless of whether a fee application has been filed for such fees.

95.                                 “Professional Fee Claim” means all fees and expenses claimed by Professionals which remain unpaid as of the Effective Date.

96.                                 “PMSI” means a purchase money security interest as defined in Section 9-312 of the Uniform Commercial Code.

97.                                 “Pro Rata” means the proportion that the Face Amount of a Claim in a particular Class or Classes bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class or Classes, unless this Plan provides otherwise.

98.                                 “Ratable Proportion” means the ratio (expressed as a percentage) of the amount of an Allowed Claim in a Class to the aggregate amount of all Allowed Claims in the Class.

99.                                 “Record Holder” means the Holder of a Claim on the Record Date.

100.                           “Releasees” means each of the Debtors, the Liquidating Trustee, the Estates, the Liquidating Trust, the Committee, the Trust Oversight Committee, each member of the Committee solely in their capacity as Committee Members, David A. Young, and the following firms and their partners and employees: Hahn & Hessen LLP, Drinker Biddle & Reath, LLP, Mesirow Financial Consulting, LLC, Reed Smith LLP, Landis, Rath & Cobb LLP and Focus Management Group USA, Inc.

101.                           “Scheduled” with respect to any Claim, means listed on the Schedules.

102.                           “Schedules” mean the schedules of assets and liabilities, schedules of executory contracts, and the statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code, the Official Bankruptcy Forms and the Bankruptcy Rules, as they have been and may be amended and supplemented from time to time.

103.                           “Secured Claim” means a Claim that is secured by a Lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code in each case as of the Effective Date, to the extent that the value of the Claim Holder’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

104.                           “Secretary of State” means the Secretary of State of the State of Delaware.

105.                           “Securities Act” means the Securities Act of 1933, 15 U.S.C. sections 77a-77aa, as now in effect or hereafter amended, or any similar federal, state or local law.

106.                           “Stock” means all of the issued and outstanding shares of MPC Corporation.

107.                           “Substantial Contribution Claim” means a Claim of a professional not retained by the Debtors or the Committee or under section 327 or 363 of the Bankruptcy Code for a contribution alleged to be beneficial or necessary towards completion of the Chapter 11 Cases as outlined in section 330 of the Bankruptcy Code and/or (ii) any other Claim for fees incurred on or before the Confirmation Date, alleged to be for a substantial contribution under section 503(b) of the Bankruptcy Code.

108.                           “Trade Agreements” means an Agreement entered into with a critical Vendor pursuant to the Order Pursuant to 11 U.S.C. §§ 105 and 363 Authorizing the Payment of Certain Pre-Petition Claims of Certain Critical Vendors entered by the Bankruptcy Court on November 10, 2008.

109.                           “Trust Oversight Committee” means the trust oversight committee of Creditors formed on the Effective Date upon the dissolution of the Committee and composed of the existing members of the Committee or such other creditors as selected by the Committee and identified in the Plan Supplement to be filed prior to the Confirmation Hearing or identified by the Trust Oversight Committee pursuant to the terms of the Trust Agreement, as applicable.

110.                           “Unclassified Claims” means those Administrative and Priority Claims described in Article II.B herein.

111.                           “Unimpaired Claims” means Claims in an Unimpaired Class.

112.                           “Unimpaired Class” means an unimpaired Class within the meaning of section 1124 of the Bankruptcy Code.

113.                           “Unsecured Claim” means any Claim against any Debtor that is not a Secured Claim, Administrative Claim, Priority Tax Claim, Priority Property Tax Claim, Other Priority Non-Tax Claim, or Other Secured Claim.

114.                           “Unpaid Accounts” means the amounts owed to the Debtors, relating to the provision of pre-petition and post-petition goods and services that remain unpaid as of the Effective Date.

115.                           “Voting Class” means any class of Claims entitled to vote on the Plan.

116.                           “Voting Deadline” means the date, as stated in the Voting Instructions, of           , at 5:00 p.m. prevailing Eastern Time for all Holders of Claims, which is the date and time by which all votes must be received in accordance with the procedures set forth in the Disclosure Statement Order, or such other date and time as may be established by the Bankruptcy Court by which all Ballots must be received.

117.                           “Voting Instructions” mean the instructions for voting on the Plan contained in Article II of the Disclosure Statement entitled “Voting On and Confirmation of the Plan” and in the Ballots.

118.                           “Workers’ Compensation Program” means the workers’ compensation insurance maintained by the Debtors to insure against injuries to their employers that were incurred while certain employees were performing in their respective employment positions with the Debtors.

C.                                     Other Terms

The words “herein,” “hereof,” “hereto,” “hereunder” and others of similar import refer to this Plan as a whole and not to any particular article, section or clause contained in this Plan.  A reference to an “Article” refers to an Article, or referenced portion thereof, of this Plan.  A term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in or by the Bankruptcy Code.  The rules of construction set forth in Bankruptcy Code § 102 shall apply in constructing this Plan.

D.                                    Exhibits

All Exhibits to this Plan, if any, are incorporated by reference into and are made a part of this Plan as if set forth in full herein.

ARTICLE II.

CLASSIFICATION AND TREATMENT
OF CLASSIFIED CLAIMS AND INTERESTS

A.                                   Classification

The classification of Claims (except for Administrative Claims and Priority Tax Claims) and Interests listed below is for all purposes, including, without limitation, voting, confirmation and distributions under this Plan and under Bankruptcy Code §§ 1122 and 1123(a)(1).  Consistent with section 1122 of the Bankruptcy Code, a Claim or Interest shall be deemed classified by the Plan in a particular Class only to the extent such Claim or Interest satisfies the definition of such Class and shall be deemed classified in a different Class to the extent any remainder or other portion of such Claim or Interest satisfies the definition of such different Class.  NO RELIANCE SHOULD BE PLACED ON THE FACT THAT A PARTICULAR CLAIM OR INTEREST IS CLASSIFIED IN A CERTAIN CLASS FOR VOTING PURPOSES.  THE LIQUIDATING TRUSTEE MAY OBJECT TO CLAIMS OR INTERESTS AFTER THE CONFIRMATION OR EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER A CLAIM IS CLASSIFIED IN A CERTAIN CLASS.  A Claim is in a particular Class only to the extent such Claim is an Allowed Claim in such Class and has not been paid or otherwise settled before the Effective Date.  The classification of Claims and Interests pursuant to this Plan is as follows:

Class			Status		Voting Rights

Class 1	—	Other Priority Non-Tax Claims	Unimpaired	—	not entitled to vote

Class 2		Gateway Secured Claims	Impaired	—	entitled to vote

Class 3	—	Other Secured Claims that are not Class 1 or 2 Claims	Unimpaired	—	not entitled to vote

Class 4	—	General Unsecured Claims	Impaired	—	entitled to vote

Class 5	—	Interests	Impaired	—	not entitled to vote

Class 6	—	Intercompany Claims	Impaired	—	not entitled to vote

Class 7	—	Other Securities Claims and Interests	Impaired	—	not entitled to vote

B.                                     Unclassified Claims: Administrative Claims and Priority Tax Claims

As provided in Bankruptcy Code § 1123(a)(1), Administrative Claims and Priority Tax Claims shall not be classified for the purposes of voting or receiving distributions under this Plan.  Rather, all such Claims shall be treated separately as unclassified Claims on the terms set forth in this Article II.B.

1.                                       Administrative Claims

a.                                       Non-Professional Fee Claims

The Liquidating Trustee shall pay each Holder of an Allowed Administrative Claim (excluding Professional Fee Claims) the full amount of such Allowed Administrative Claim, without interest, in Cash, as soon as practicable after the later of: (i) the occurrence of the Effective Date, or (ii) the date such Administrative Claim becomes an Allowed Claim.  Notwithstanding anything herein to the contrary, a Holder of an Allowed Administrative Claim may be paid on such other date or dates and upon such other less favorable terms as may be agreed upon by such Holder and the Liquidating Trustee.  Without limiting the foregoing, all outstanding fees payable to the Office of the United States Trustee under 28 U.S.C. § 1930 that have not been paid as of the Effective Date, shall be paid by the Liquidating Trustee no later than thirty (30) days after the Effective Date, or when due in the ordinary course, pending entry of a Final Decree.

b.                                      Professional Fee Claims

The Liquidating Trustee shall pay Professionals who are entitled to reimbursement or allowance of fees and expenses from the Debtors’ Estates pursuant to Bankruptcy Code §§ 503(b)(2) - (b)(6), in Cash, in the amount awarded to such Professionals by Final Order of the Bankruptcy Court, as soon as practicable after the later of (i) the Effective Date, and (ii) the date upon which any order awarding fees and expenses becomes a Final Order, in accordance with the terms of any order entered by the Bankruptcy Court governing the payment of fees and expenses during the course of the Chapter 11 Case, and after application of any retainer received by the Professionals.

Any final application for allowance of a Professional Fee Claim for services rendered and costs incurred through the Effective Date must be filed with the Bankruptcy Court and served on counsel for the Debtors, counsel for the Liquidating Trust and the Liquidating Trustee at the addresses listed in Article XIII.N of this Plan and on the Office of the United States Trustee so that it is received no later than forty-five (45) days after the Effective Date.  In the event an application for allowance of a Professional Fee Claim is not filed by the appropriate date, such Professional Fee Claim shall be forever barred and shall not be enforceable against the Debtors, their Estates, the Liquidating Trust, the Liquidating Trustee and their successors, their assigns or their Assets.  Allowed Professional Fee Claims must be paid in full and Professional Fee Claims pending allowance by the Bankruptcy Court must be reserved for in full prior to any payment to Holders of Allowed Claims in Class 4 (General Unsecured Claims).

c.                                       Administrative Claims and Substantial Contribution Claim Filing Deadline

Each Holder of an Administrative Claim or Substantial Contribution Claim (excluding Professional Fee Claims) must file an Administrative Claim Request or request for a Substantial Contribution Claim with the Bankruptcy Court prior to the Administrative Bar Date.

2.                                       Priority Tax Claims

The Disbursing Agent shall pay each Holder of an Allowed Priority Tax Claim in full, in Cash, as soon as practicable after the later of (i) the Effective Date, or (ii) the date such Priority

Tax Claim becomes an Allowed Claim.  All Allowed Priority Tax Claims against the Debtors that are not due and payable on or before the Effective Date, shall be paid in the ordinary course of business in accordance with the terms thereof.  The Liquidating Trustee can prepay any Allowed Priority Tax Claim at any time after the Effective Date, without any penalty or charge.

Holders of Allowed Priority Tax Claims will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with such Claims.  Any Claim for any such penalty, or demand for any such penalty, will be deemed disallowed by confirmation of this Plan.

C.                                     Treatment of Classified Claims

1.                                       Class 1-Other Priority Non-Tax Claims

(a)                                  Classification: Class 1 consists of all Allowed Other Priority Non-Tax Claims.

(b)                                 Treatment:  As soon as practicable after the later of (i) the Effective Date, or (ii) the date on which the Other Priority Non-Tax Claim becomes an Allowed Claim, in full satisfaction, settlement, release, and discharge of, and in exchange for each Allowed Other Priority Non-Tax Claim that is due and payable, the Disbursing Agent shall pay each Holder of an Allowed Class 1 Claim, in relative order of priority pursuant to Bankruptcy Code § 507, in full, in Cash, without interest.

(c)                                  Voting: Class 1 is unimpaired and the Holders of Class 1 Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

2.                                       Class 2— Gateway Secured Claims

(a)                                  Classification: Class 2 consists of the Gateway Secured Claims.

(b)                                 Treatment:  In accordance with the Gateway Settlement Agreement, the Holders of Class 2 Claims shall be entitled to receive 45% of the net proceeds (less any and all costs of collection including reasonable attorneys’ fees) of accounts receivable of MPC-Pro, obtained from May 31, 2010 until the date of entry of a final decree in the cases of each of the Debtors, which amounts shall be applied to further reduce the Gateway Deficiency Claim.

(c)                                  Voting: Class 2 is impaired and Holders of Class 2 Claims are entitled to vote to accept or reject the Plan.

3.                                       Class 3—Other Secured Claims that are not Class 1 or 2 Claims

(a)                                  Classification: Class 3 consists of all Allowed Other Secured Claims that are not Class 1 or 2 Claims.

(b)                                 Treatment: On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Other Secured Claim (e.g. PMSI Holders, equipment financing lenders, etc.) shall receive one of the following treatments, at the option of the Liquidating Trustee after consultation with the Trust Oversight Committee, such that they shall be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code: (i) the payment of such Holder’s Allowed Other Secured Claim in full, in Cash; (ii) the sale or disposition proceeds of the property securing such Allowed Other Secured Claim to the extent of the value of the Holder’s interests in such property; or (iii) the surrender to the Holder of the property securing such Claim.

(c)                                  Voting: Class 3 is unimpaired and Holders of Class 3 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Claims in Class 3 are not entitled to vote to accept or reject the Plan.

4.                                       Class 4 - General Unsecured Claims

(a)                                  Classification: Class 4 consists of all Allowed General Unsecured Claims.

(b)                                 Treatment: On the Effective Date, or as soon as practicable thereafter, the Disbursing Agent shall distribute to each Holder of an Allowed Class 4 Claim its Pro Rata share of Distributable Cash, in accordance with Article VIII hereof, until paid in full to the extent of then available Liquidation Proceeds.

(c)                                  Voting: Class 4 is impaired and Holders of Class 4 Claims are entitled to vote to accept or reject the Plan.

5.                                       Class 5 - Interests

(a)                                  Classification: Class 5 consists of all Interests.

(b)                                 Treatment:  On the Effective Date, all Interests shall be deemed cancelled and of no further force and effect, whether surrendered for cancellation or otherwise.

(c)                                  Voting:  Class 5 is impaired, but because no distributions will be made to Holders of Class 5 Interests, such Holders are deemed to have rejected the Plan pursuant to 1126(g) of the Bankruptcy Code.  Therefore, the Holders of Class 5 Interests are not entitled to vote to accept or reject the Plan.

6.                                       Class 6 — Intercompany Claims

(a)                                  Classification: Class 6 consists of all Intercompany Claims.

(b)                                 Treatment: Holders of Class 6 Claims receive no distribution and Class 6 Claims are cancelled as of the Effective Date.

(c)                                  Voting: Class 6 is impaired, but because no distributions will be made to Holders of Class 6 Claims nor will such Holders retain any property, such Holders are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, the Holders of Class 6 claims are not entitled to vote to accept or reject the Plan.

7.                                       Class 7 - Other Securities Claims and Interests

(a)                                  Classification: Class 7 consists of all Other Securities Claims and Interests of whatever kind or nature.

(b)                                 Treatment: Class 7 Claims receive no distribution and are cancelled and discharged as of the Effective Date.

(c)                                  Voting: Class 7 is impaired, but because no distributions will be made to Holders of Class 7 Claims, such Holders are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Class 7 Claims are not entitled to vote to accept or reject the Plan.

D.                                    Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Liquidating Trust’s rights in respect of any Unimpaired Claims, including, but not limited to, all rights to assert any and all legal and equitable defenses to, or setoffs or recoupments against, such Unimpaired Claims.

ARTICLE III.

ACCEPTANCE OR REJECTION OF THE PLAN

A.                                   Voting Classes

Except as otherwise provided in order(s) of the Bankruptcy Court pertaining to solicitation of votes on this Plan, Holders of Claims in Class 2 (Gateway Secured Claims) and Class 4 (General Unsecured Claims) shall be entitled to vote to accept or reject this Plan.  If and to the extent any Class identified as being not Impaired is Impaired (whether as a result of the terms of this Plan or any modification or amendment thereto), such Class shall be entitled to vote to accept or reject this Plan.

B.                                     Classes Deemed to Accept this Plan

Class 1 (Priority Non-Tax Claims) and Class 3 (Other Secured Claims) are unimpaired by this Plan.  Pursuant to Bankruptcy Code § 1126(f), Classes 1 and 3 are conclusively presumed to have accepted this Plan, and the votes of Holders of Claims in Classes 1 and 3 will therefore not be solicited.

C.                                     Classes Deemed to Reject this Plan

Holders of Claims and Interests in Class 5 (Interests), Class 6 (Intercompany Claims) and Class 7 (Other Securities Claims and Interests) are not entitled to receive any distribution under this Plan on account of such Claims and Interests.  Pursuant to Bankruptcy Code § 1126(g), Class 5, Class 6 and Class 7 are Impaired and are conclusively presumed to have rejected this Plan, and the votes of Holders of Claims and Interests in Class 5, Class 6 and Class 7 therefore will not be solicited.

D.                                    Acceptance by Impaired Classes

An Impaired Class of Claims shall have accepted the Plan if (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

E.                                      Non-Consensual Confirmation

The Debtors will seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code, to the extent applicable based on the deemed rejection by Classes 5, 6 and 7 and if any Voting Class fails to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code.  The Debtors reserve the right (a) to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code and/or (b) to modify the Plan in accordance with Article XIII.M hereof.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.                                   Implementation of the Plan

The Debtors propose to implement and consummate this Plan on and after the Effective Date.

B.                                     Limited Substantive Consolidation or Merger.

This Plan contemplates entry of the Confirmation Order effectuating the limited substantive consolidation of the Debtors’ Chapter 11 Cases into a single Chapter 11 Case solely for the purposes of all actions associated with confirmation and consummation of this Plan.  On the Confirmation Date or such other date as may be set by Final Order of the Court, but subject to the occurrence of the Effective Date: (i) solely for the purposes of this Plan and the distributions and transactions contemplated hereby, all assets and liabilities of the Debtors shall be treated as though they were merged; (ii) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of the Debtors; (iii) any Claims filed or to be filed in connection with any such obligation and such guarantees shall be deemed one Claim against the Debtors; (iv) each and every Claim filed in the individual Chapter 11 Cases of any of the Debtors shall be deemed a single obligation of all of the Debtors under this Plan on and after the Confirmation Date; (v) all duplicative Claims (identical in both amount and subject matter) filed against more than one of the Debtors will be automatically expunged so that only one Claim survives against the Debtors but in no way shall such Claims be deemed Allowed by reason of this section; provided however, that the Debtors will not be deemed, for purposes of any Litigation Claims or determining the availability of the right of set-off under section 553 of the Bankruptcy Code, to be one entity, such that, subject to other provisions of section 553 of the Bankruptcy Code, the debts due to any of the Debtors may not be offset against Claims against another Debtor.  The substantive consolidation provided for in this section shall not affect the obligations of each and every Debtor to pay Bankruptcy Fees to the Office of the United States Trustee that may have come due prior to the Effective Date.

Pursuant to Bankruptcy Rule 9019 and any applicable state law and as consideration for the distributions and other benefits provided under the Plan, the provisions of this section shall constitute a good faith compromise and settlement of any Causes of Action or disputes that could be brought by a Holder of a Claim or Interest asserting that such Claim or Interest would have received more favorable treatment had substantive consolidation not been effected.  This compromise and settlement is in the best interests of Holders of Claims and Interests and is fair, equitable and reasonable.  Upon confirmation of the Plan, the Plan shall be approved as a settlement of all such causes of action and disputes.  Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of this settlement pursuant to Bankruptcy Rule 9019 and its finding that this is a good faith settlement pursuant to any applicable state laws, given and made after due notice and opportunity for hearing, and shall bar any such Cause of Action by any Holder of a Claim or Interest with respect to the matters described in this section.

As an alternative to limited substantive consolidation, the Debtors shall be authorized to take all necessary actions to effectuate a merger under applicable nonbankruptcy law.  Upon any substantive consolidation or merger, the Debtors will not be deemed, for purposes of any Litigation Claims or determining the availability of the right of set-off under section 553 of the Bankruptcy Code, to be one entity, such that, subject to other provisions of section 553 of the Bankruptcy Code, the debts due to any of the Debtors may not be offset against Claims against another Debtor.

C.                                     Formation of the Liquidating Trust

Prior to the Effective Date, the Debtors shall continue to wind down their businesses subject to all applicable requirements of the Bankruptcy Code and the Bankruptcy Rules.  This Plan contemplates the transfer of the Debtors’ Assets and liabilities into the Liquidating Trust.

On the Effective Date, or as soon as practicable thereafter, the Debtors and the Committee will form the Liquidating Trust to administer certain post-confirmation responsibilities under the Plan, including, but not necessarily limited to, those responsibilities associated with the pursuit and collection of Litigation Claims, Causes of Action, and the reconciliation and payment of Claims.

The Liquidating Trust shall be established as a Delaware common law trust, which shall also be a grantor trust for the sole purpose of liquidating the Estate and making distributions to

Holders of Allowed Claims and Interests, in accordance with this Plan and Treas. Reg. § 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.  Subject to definitive guidance from the IRS, all parties shall treat the Liquidating Trust as a liquidating trust for all federal income tax purposes.

The Liquidating Trust Agreement shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to govern the rights, powers, obligations and appointment and removal of the Liquidating Trustee and to ensure the treatment of the Liquidating Trust as a liquidating trust for federal income tax purposes, all consistent with the Plan.

For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Liquidating Trustee and Holders of Allowed Claims and Interests) shall treat the transfer of Assets and liabilities to the Liquidating Trust, in accordance with the terms of this Plan, as a transfer to Holders of Allowed Claims and Interests followed by a transfer by such Holders to the Liquidating Trust, and the beneficiaries of the Liquidating Trust shall be treated as the grantors and owners thereof.  The beneficiaries of the Liquidating Trust shall be the Holders of Allowed Claims and Interests.

The Liquidating Trust shall terminate no later than the fifth (5th) anniversary of the Effective Date; provided, however, that within a period of three (3) months prior to such termination date, the Bankruptcy Court, upon motion by a party in interest may extend the term of the Liquidating Trust if it is necessary to facilitate or complete the liquidation of the Liquidating Trust’s assets.  Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained within three (3) months prior to the expiration of each extended term; provided, however, that the aggregate of all such extensions shall not exceed three (3) years, unless the Liquidating Trustee receives a favorable ruling from the IRS that any further extension would not adversely affect the status of the Liquidating Trust as a liquidating trust within the meaning of Treas. Reg. § 301.7701-4(d) for federal income tax purposes.

D.            Assets of the Liquidating Trust

On the Effective Date, or as soon as practicable thereafter, the Debtors shall transfer, assign and deliver to the Liquidating Trust, the Liquidating Trust Assets as specified in the Liquidating Trust Agreement.

On the Effective Date, title to all property of the Debtors’ Estates will pass to and vest in the Liquidating Trust, free and clear of all Claims, interests, Liens, security interests, charges and other encumbrances (except as otherwise provided in this Plan).

The Liquidating Trust Assets shall be held by the Liquidating Trust for the beneficiaries or the Liquidating Trust subject to the terms and conditions of the Plan and the Liquidating Trust Agreement.  The Liquidating Trust shall administer the D&O Policies and all policies shall cover the D&Os and the prepetition directors and officers that were previously covered by such D&O Policies.

E.             Liabilities of the Liquidating Trust

The liabilities transferred to the Liquidating Trust shall include, but not necessarily be limited to, obligations under this Plan with respect to Priority Tax Claims, Other Priority Non-Tax Claims, Other Secured Claims, General Unsecured Claims and Administrative Claims that have not been satisfied on the Effective Date of the Plan.

On the Effective Date, or as soon as practicable thereafter, the Debtors will transfer to the Liquidating Trust all cash on hand to make the payments required on Allowed Claims pursuant to the Plan and the Liquidating Trust Agreement.  In addition, the Liquidating Trust shall have available the proceeds from the prosecution of Causes of Action.

F.             Liquidating Trust Beneficiaries

The beneficiaries of the Liquidating Trust are the Holders of Class 4 Claims.

G.            Appointment of the Liquidating Trustee and Members of the Trust Oversight Committee

The Committee, after consultation with the Debtors, shall appoint the Liquidating Trustee who shall have the power to administer the Liquidating Trust and will be advised by the Trust Oversight Committee as specified in this Plan and the Liquidating Trust Agreement; provided however, that, notwithstanding anything in this Plan to the contrary, if the release provisions set forth in Article XI of this Plan are not approved in their entirety in connection with confirmation of this Plan, then the Debtors shall appoint the Liquidating Trustee and no Trust Oversight Committee shall be formed.

If applicable, the Trust Oversight Committee shall consist of at least three members plus the Liquidating Trustee.  The members of the Trust Oversight Committee shall be designated by the Committee; provided however, any member of the Trust Oversight Committee that is conflicted on a particular matter to be addressed by the Trust Oversight Committee shall not participate as a member of the Trust Oversight Committee with regard to such matter.  Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose, on or prior to the Confirmation Date, the identity and any affiliations of the Liquidating Trustee and any Person proposed to serve on the Trust Oversight Committee.  To the extent any such Person is an “insider” under the Bankruptcy Code, the nature of any compensation for such Person will also be disclosed.

The Debtors and the Liquidating Trustee shall enter into a Liquidating Trust Agreement in substantially the form which shall be filed with the Bankruptcy Court with the Plan Supplement.  On the Effective Date, the Liquidating Trustee shall succeed in all respects to all of the rights, privileges and immunities of the Debtors, including, without limitation, the attorney-client privileges, work product privilege and any other evidentiary privileges of the Debtors and shall be appointed as the sole officer of the Debtors as of the Effective Date.  The Liquidating Trustee, and his successors, shall serve until the earlier of (i) the later to occur of (a) the entry of the Final Decree, (b) the dissolution of the Liquidating Trust, and (c) the payment of the final distributions to Holders of Allowed General Unsecured Claims pursuant to the Plan; or (ii) the expiration of the term of such Liquidating Trustee’s employment agreement or such Liquidating Trustee’s resignation, death, incapacity, removal or termination by the Trust Oversight

Committee pursuant to the Liquidating Trust Agreement or order of the Bankruptcy Court.  The Liquidating Trustee may also be removed by the Bankruptcy Court upon motion for good cause shown by any Creditor.

As set forth herein, the liquidation and winding up of the Liquidating Trust and the Debtors shall become the responsibility of the Liquidating Trustee who shall thereafter have responsibility for the management, control and operation thereof, and who may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, but subject to the terms of the Plan and the Liquidating Trust Agreement.

Upon creation of the Liquidating Trust, the Liquidating Trustee shall be the trustee of the Liquidating Trust for all purposes and in all respects, with all necessary and appropriate power to act for, on behalf of and in the name of the Liquidating Trust.

H.            Duties of the Liquidating Trustee

In addition to the duties set forth elsewhere in this Plan, the Liquidating Trustee, at the direction of and in consultation with the Trust Oversight Committee as set forth more specifically in the Liquidating Trust Agreement, and herein, shall have the following duties:

1.             to sell, liquidate and/or recover any and all Assets of the Debtors’ Estates vested in the Liquidating Trust;

2.             to manage, control and operate the Liquidating Trust;

3.             to investigate and, if necessary and appropriate, to prosecute and enforce (or not prosecute or enforce), or to compromise, release or settle any Causes of Action on behalf of the Estate and the Liquidating Trust without further approval of or application to the Bankruptcy Court;

4.             to invest the Cash and other Assets of the Liquidating Trust and the Estate;

5.             to file any and all reports, pleadings and other documents;

6.             to pay Allowed Claims pursuant to the Plan and to make any and all distributions required or permitted to be made under this Plan;

7.             to pay out of the Liquidating Trust any and all Claims, liabilities, losses, damages, costs and expenses incurred in connection therewith or as a result thereof, including all Post-Confirmation Expenses accruing from and after the Effective Date in accordance with the Administrative Budget;

8.             to employ, supervise and compensate any employees of the Liquidating Trust;

9.             to make and file tax returns for the Debtors and the Liquidating Trust;

10.           to commence and pursue dissolution or winding up of proceedings for the Liquidating Trust;

11.           to request the entry of a Final Decree;

12.           to file, prosecute, compromise and settle objections to Claims without further approval of or application to the Bankruptcy Court, except as otherwise provided herein;

13.           to prepare and deliver to the Trust Oversight Committee for approval the Administrative Budget of the Liquidating Trust with respect to each six-month period following the initial Administrative Budget and any amendments or modifications thereto; and

14.           to take any and all other actions necessary or appropriate to implement this Plan and the liquidation and winding up of the Debtors, the Estates and the Liquidating Trust in accordance with applicable law, provided, that nothing herein shall permit the Liquidating Trustee to terminate or cancel the Debtors’ director and officer liability insurance coverage relating to the period following the Petition Date, and provided further that the Liquidating Trustee shall not renew or extend such insurance coverage, or other new or substitute coverage, without the approval of the Trust Oversight Committee.

In connection with the execution of his or her duties under this Plan, the Liquidating Trustee, at the direction of and in consultation with the Trust Oversight Committee as set forth more specifically in the Liquidating Trust Agreement and herein, shall be authorized:

a.             to execute such documents and to take such other actions as are necessary to effectuate this Plan and perform his or her duties as liquidating agent of and for the Estate and the Liquidating Trust, including to execute such documents and take such other action on behalf of the Liquidating Trust or the Debtors;

b.             to open, close and manage bank accounts, and to enter into business transactions within or without the ordinary course of business;

c.             to authorize and benefit from any insurance policies and rights of indemnification;

d.             to retain and pay professionals (including the Debtors’ or the Committee’s Professionals) or other Persons to assist the Liquidating Trustee in the liquidation of the Debtors’ Assets, without prior Bankruptcy Court approval, and to designate another Person to be the Disbursing Agent, if necessary;

e.             to incur any reasonable and necessary expenses (up to the amounts set forth in the Administrative Budget) in the performance of his or her duties as liquidating agent of and for the Estate and the Liquidating Trust;

f.              to compromise, release or settle any Claim or Cause of Action or to sell or dispose of any Asset; and

g.             to employ such other procedures, not inconsistent with this Plan, necessary for the Liquidating Trustee to perform his or her duties hereunder.

The Liquidating Trustee shall be deemed the Estates’ representative in accordance with Bankruptcy Code § 1123 and shall have all powers, authority and responsibilities specified in the Liquidating Trust Agreement, including, without limitation, the powers of a trustee under Bankruptcy Code sections 704 and 1106 (including, without limitation, commencing, prosecuting or settling Causes of Action and asserting claims, defenses, offsets and privileges), to the extent not inconsistent with this Plan or the status of the Liquidating Trust as a liquidating trust within the meaning of Treas. Reg. § 301.7701-4(d) for federal income tax purposes.  In discharging the foregoing responsibilities, the Liquidating Trustee shall be entitled to exercise and rely upon his or her business judgment in consultation with the Trust Oversight Committee.  The Liquidating Trustee shall not be obligated to take any action or to pursue any Causes of Action unless justified in his or her reasonable determination by fact and law, nor shall the Liquidating Trustee be obligated to take any action that could reasonably cause him or her personal liability.  Without limiting the generality of the foregoing, the Liquidating Trustee may consider the interests of Holders of Allowed Claims in receiving prompt distributions and such other factors as may be reasonable in the exercise of his or her business judgment.  Such authorization and benefits shall also extend to any, each and every successor Liquidating Trustee, without reservation or limitation.

The Liquidation Trustee, at the direction of the Trust Oversight Committee, shall be permitted to make any investments that a liquidating trust, within the meaning of Treas. Reg. § 301.7701-4(d), may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise and pursuant to the investment guidelines of Bankruptcy Code §345.  The Liquidating Trustee, at the direction of the Trust Oversight Committee, may expend the Cash of the Liquidating Trust (a) as reasonably necessary to meet contingent liabilities and to maintain the value of the respective assets of the Liquidating Trust during liquidation, (b) to pay the respective reasonable administrative expenses (including, but not limited to, any United States Trustee fees, Liquidating Trustee fees, professional fees, and taxes imposed on the Liquidating Trust), and (c) to satisfy other respective liabilities incurred by the Liquidating Trust in accordance with the Plan or the Liquidating Trust Agreement.

I.              Post Confirmation Expenses

Prior to the Effective Date, the Committee shall approve the Administrative Budget for the six (6) month period beginning on the Effective Date for professional fees for services to be rendered to the Liquidating Trust, which Administrative Budget may be altered from time to time by the Liquidating Trustee after consultation with the Trust Oversight Committee in accordance with the Liquidating Trust Agreement provided that any fees and expenses of professionals retained by the Liquidating Trust that have been incurred prior to the date of the modification of the Administrative Budget shall constitute budgeted amounts.  The Trust Oversight Committee shall approve in advance the Liquidating Trustee’s retention of professionals and their compensation arrangements.

On the Effective Date, the Liquidating Trustee shall establish the Administrative Fund.  The initial amount of the Administrative Fund shall be based on the Liquidating Trustee’s good faith estimate of the cost necessary to complete the Liquidating Trust’s obligations under this Plan and the Liquidating Trust Agreement and will include the amount budgeted for the

Liquidating Trust’s professionals pursuant to Article IV.I of this Plan.  The Liquidating Trust shall pay all costs and expenses related to carrying out its obligations under this Plan and the Liquidating Trust Agreement from the Administrative Fund and, in the Liquidating Trustee’s discretion, and with approval of the Trust Oversight Committee, may add additional amounts to the Administrative Fund to prosecute the Causes of Action or for administration and other miscellaneous needs of the Liquidating Trust without further notice or motion in accordance with the terms of the Liquidating Trust Agreement.

The reasonable and necessary fees and actual and necessary expenses of the Liquidating Trustee, the Trust Oversight Committee and the professionals retained by the Liquidating Trustee and the Trust Oversight Committee shall be paid by the Liquidating Trustee in accordance with the following procedures or such other procedures as may be set by the Liquidating Trustee: upon the submission of a fee and/or expense statement to the Liquidating Trustee and the Trust Oversight Committee, the Liquidating Trustee and the Trust Oversight Committee shall have twenty (20) days from the delivery of a fee statement to give notice of an objection to the fee statement to the professional or Person seeking compensation or reimbursement.  For an objection to be valid, it shall be in writing and set forth in detail the specific fees objected to and the basis for the objection.  Any objection that remains unresolved fifteen (15) days after it is made shall be filed with the Bankruptcy Court by the objecting party, served upon the professional or Person seeking compensation or reimbursement, and heard by the Bankruptcy Court at the next regularly scheduled omnibus hearing.  The uncontested portion of each invoice shall be paid within twenty (20) days after its delivery to the Liquidating Trustee and the Trust Oversight Committee in accordance with the procedures set forth in the Liquidating Trust Agreement.

J.             Liability; Indemnification

The Liquidating Trustee or any member of the Trust Oversight Committee shall not be liable for any act or omission taken or omitted to be taken in his or her capacity as Liquidating Trustee or as a member of the Trust Oversight Committee, as the case may be, other than acts or omissions resulting from the Liquidating Trustee’s or Trust Oversight Committee member’s willful misconduct, gross negligence or fraud.  The Liquidating Trustee and the Trust Oversight Committee may, in connection with the performance of their functions, and in their sole and absolute discretion, consult with their respective attorneys, accountants, financial advisors and agents, and the Liquidating Trustee and the Trust Oversight Committee shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such Persons other than acts or omissions resulting from the willful misconduct, gross negligence or fraud of the Liquidating Trustee or the Trust Oversight Committee, as the case may be.  Notwithstanding such authority, the Liquidating Trustee and the Trust Oversight Committee shall not be under any obligation to consult with their respective attorneys, accountants, financial advisors or agents, and any determination not to do so shall not result in the imposition of liability on the Liquidating Trustee or the Trust Oversight Committee, as the case may be, and their respective designees, unless such determination is based on willful misconduct, gross negligence or fraud.  The Liquidating Trust shall indemnify and hold harmless the Liquidating Trustee, the Trust Oversight Committee and their respective designees and professionals, and all duly designated agents and representatives (in their capacity as such), from and against and in respect of all liabilities, losses, damages, claims, costs and expenses

(including, but not limited to, attorneys’ fees and costs) arising out of or due to such actions or omissions, or consequences of their actions or omissions with respect or related to the performance of the duties of the Liquidating Trustee or the Trust Oversight Committee, as the case may be, or the implementation or administration of this Plan; provided, however, that no such indemnification will be available to such Persons for such actions or omissions if a court of competent jurisdiction has determined by final order that the challenged conduct occurred as a result of willful misconduct, gross negligence or fraud.  Additionally, it is not a conflict for the Liquidating Trustee to retain the Committee’s or Debtors’ counsel or financial advisors.

K.            Dissolution of the Committee

Upon the Effective Date, the Committee shall dissolve automatically whereupon its members, Professionals and agents shall be released from any further duties and responsibilities in the applicable Debtor(s)’ chapter 11 cases and under the Bankruptcy Code, except with respect to: (i) obligations arising under confidentiality agreements, joint interest agreements and protective orders entered during the Chapter 11 Case which shall remain in full force and effect according to their terms; (ii) applications for Professional Fee Claims; (iii) requests for allowance and payment of Substantial Contribution Claims; and (iv) any pending motions, or any motions or other actions seeking enforcement or implementation of the provisions of this Plan or the Confirmation Order.  The Committee members and the Professionals retained by the Committee shall not be entitled to compensation and reimbursement of expenses for services rendered after the Effective Date, except for services rendered in connection with applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or filed after the Effective Date.

L.             Trust Oversight Committee

On the Effective Date, the Trust Oversight Committee shall have the duties set forth herein to maximize distributions to Holders of Class 2 Claims and Class 4 Claims.  On the Effective Date, the Trust Oversight Committee shall succeed in all respects to all of the rights, privileges and immunities of the Committee, including, without limitation, the attorney-client privileges and any other evidentiary privileges of the Committee.

The Trust Oversight Committee shall have the duty to take actions in accordance with the provisions of this Plan and in furtherance of the execution of this Plan.  Additionally, the Trust Oversight Committee shall have the following rights and duties:

1.             to approve any release or indemnity in favor of any third party granted or agreed to by the Liquidating Trustee;

2.             to authorize the Liquidating Trustee to commence any Cause of Action or Avoidance Action;

3.             to approve the settlement of any Cause of Action or Avoidance Action and to approve any application by the Liquidating Trustee for an order in connection with any such settlement;

4.             to approve the allowance of any Disputed Claim;

5.             to approve the sale of any Assets by the Liquidating Trustee and to approve any application by the Liquidating Trustee for an order in connection with any such sale of Assets;

6.             to review all financial information relating to the Liquidating Trust and the Estate, which shall be promptly provided by the Liquidating Trustee upon request by the Trust Oversight Committee;

7.             to review and assert objections to motions filed or claims asserted;

8.             to monitor distributions to creditors;

9.             to take such other actions as it deems necessary and appropriate with respect to the implementation of the Plan;

10.           to approve the Liquidating Trustee’s retention of professionals;

11.           to remove the Liquidating Trustee in accordance with the procedures in the Liquidating Trust Agreement; and

12.           to approve the Administrative Budget.

The duties and powers of the Trust Oversight Committee shall terminate upon the later to occur of (i) the entry of the Final Decree, (ii) the dissolution of the Liquidating Trust, and (iii) the payment of the final distributions to Holders of Allowed General Unsecured Claims pursuant to the Plan.

The Trust Oversight Committee shall have the right but shall not be required to retain counsel of its choice, and the reasonable and necessary fees and expenses of such counsel shall be paid by the Liquidating Trustee in accordance with the following procedures or such other procedures as may be set by the Liquidating Trustee: upon the submission of a fee and/or expense statement to the Liquidating Trustee and the Trust Oversight Committee, the Liquidating Trustee and the Trust Oversight Committee shall have twenty (20) days from the delivery of a fee statement to give notice of an objection to the fee statement to the professional or Person seeking compensation or reimbursement.  For an objection to be valid, it shall be in writing and set forth in detail the specific fees objected to and the basis for the objection.  Any objection that remains unresolved fifteen (15) days after it is made shall be filed with the Bankruptcy Court by the objecting party, served upon the professional or Person seeking compensation or reimbursement, and heard by the Bankruptcy Court at the next regularly scheduled omnibus hearing.  The uncontested portion of each invoice shall be paid within twenty (20) days after its delivery to the Liquidating Trustee and the Trust Oversight Committee in accordance with the procedures set forth in the Liquidating Trust Agreement.

M.           Corporate Action

On the Effective Date, the matters under this Plan involving or requiring corporate action of the Debtors, including, but not limited to, actions requiring a vote or other approval of the board of directors or shareholders and execution of all documentation incident to this Plan, notwithstanding any otherwise applicable non-bankruptcy law or the Organization Documents of the Debtors, shall be deemed to have been authorized by the Confirmation Order and to have occurred and be in effect from and after the Effective Date without any further action by the Bankruptcy Court or the officers, directors, members or shareholders, as applicable, of the Debtors.

N.            Dissolution of the Debtors and the Liquidating Trust

Immediately after the Effective Date, the Liquidating Trustee shall be authorized to take, in consultation with and with direction of the Trust Oversight Committee, all actions reasonably necessary to dissolve the Debtors under applicable laws, including without limitation under the laws of the jurisdiction in which the Debtors may be organized or registered, and to pay all reasonable costs and expenses in connection with such dissolution, including the costs of preparing or filing any necessary paperwork or documentation; provided, however, that the Liquidating Trustee shall not be compelled to dissolve the Debtors if to do so would unduly burden the Liquidating Trust and no assets shall revest in the Debtors.  Whether or not dissolved, immediately after the Effective Date, the Debtors shall have no authorization to implement the provisions of this Plan, unless specifically provided for in the Plan.

O.            Good Faith

Each of the Liquidating Trustee and Trust Oversight Committee shall act in good faith in carrying out its duties and responsibilities and use its best efforts to liquidate and resolve Claims, disputes and maximize the value of the Liquidating Trust’s assets and minimize claims against the Liquidating Trust.

P.             Saturday, Sunday, or Legal Holiday

If any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

Q.            Issuance of Documents Necessary to Consummate the Plan

On or as soon as practicable after the Effective Date, the Debtors shall execute and deliver such other agreements, documents and instruments, as necessary to effectuate the Plan.

R.            Continued Assistance

David A. Young, a post-petition officer of the Debtors, shall reasonably provide continued assistance to the Liquidating Trust subsequent to the Effective Date under terms and conditions equivalent to those in effect prior to the Effective Date or under such other terms as may be agreed to by Mr. Young and the Liquidating Trustee.

ARTICLE V.

RETAINED CAUSES OF ACTION

A.            Maintenance of Causes of Action

Except as otherwise provided in the Plan, the Liquidating Trust shall retain all rights on behalf of the Debtors and the Estates to commence and pursue, as appropriate, in any court or other tribunal including, without limitation, in an adversary proceeding filed in one or more of the Debtors’ Chapter 11 Cases, any and all Causes of Action, whether such Causes of Action accrued before or after the Petition Date, including, but not limited to, the actions specified herein.

Except as otherwise provided in the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, any Claims, rights, and Causes of Action that the respective Debtors, and the Liquidating Trust may hold against any Person shall vest in the Liquidating Trust.  The Liquidating Trust shall retain and may exclusively enforce any and all such Claims, rights or Causes of Action, and commence, pursue and settle the Causes of Action in accordance with this Plan, subject to the advice of counsel and the consent of the Trust Oversight Committee.  The Liquidating Trust shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such claims, rights, and Causes of Action without the consent or approval of any third party and without any further order of court subject to the advice of counsel and the consent of the Trust Oversight Committee as required by the Liquidating Trust Agreement.

B.            Preservation of Causes of Action

Except as otherwise expressly provided in this Plan, from and after the Effective Date, the Liquidating Trust and the Liquidating Trustee, subject to any approval of the Trust Oversight Committee as set forth in Article IV. of this Plan, may litigate or settle any Avoidance Action, recovery or subordination actions under Bankruptcy Code §§ 502, 510, 522(f), 522(h), 542, 543, 544, 545, 547, 548, 549, 550, 551, 553 or 724 or any other Causes of Action or rights to payments or claims that belong to the Debtors.  Pursuant to Bankruptcy Code § 1123(b)(3)(B), no other Person may pursue any such Avoidance Actions, recovery or subordination actions or other Causes of Action that belong to the Debtors, unless otherwise provided by order of the Court.

The Liquidating Trust and the Liquidating Trustee may also investigate, commence, pursue and settle, without limitation, the following potential Causes of Action after the Effective Date:

•              All actual or potential avoidance actions pursuant to any applicable section of the Bankruptcy Code including, without limitation, sections 502, 510, 522(f), 522(h), 542, 543, 544, 545, 547, 548, 549, 550, 551, 553 or 724  of the Bankruptcy Code, arising from any transaction involving or concerning the Debtors;

•                                          All actual or potential actions, whether legal, equitable or statutory in nature, for, or in any way involving, the collection of accounts receivable or general ledger items that are due and owing to the Debtors, including without limitation trade receivables, rent and other lease and sublease charges, franchise and/or license fees, payments due under equipment leases and licenses, other miscellaneous charges, and principal and interest on promissory notes by any Person or Entity (collectively, the “Accounts Receivable”);

•                                          All actual actions or potential actions, whether legal, equitable or statutory in nature, against customers, for Accounts Receivable, improper setoff, overpayment, or any other claim arising out of the customer relationship;

•                                          All actual actions or potential actions, whether legal, equitable or statutory in nature, against vendors, for overpayment, improper setoff, warranty, indemnity, retention of double payments, retention of misdirected wires, deductions owing or improper deductions taken, claims for damages arising out of a military distribution relationship, claims for overpayment of drop-ship-delivery amounts, or any other claim arising out of the vendor relationship;

•                                          All actual actions or potential actions against vendors for violation of the Trade Agreements or as set forth in the First Day Orders.  The Debtors are still investigating which vendors they have actions against;

•                                          All actual or potential actions, whether legal, equitable or statutory in nature, against Persons or Entities including vendors with respect to prepetition violations of applicable federal or state securities laws;

•                                          All actual or potential breach of contract actions against any customers, vendors or Entities who violated the automatic stay after the Petition Date;

•                                          All actual or potential actions, whether legal, equitable or statutory in nature, against landlords, lessees, sublessees, or assignees arising from various leases, subleases and assignment agreements relating thereto, including, without limitation, actions for unpaid rent, overcharges relating to taxes, common area maintenance and other similar charges;

•                                          All actual or potential actions, whether legal, equitable or statutory in nature, against the Debtors’ current or former insurance carriers to recover unpaid reimbursements and claims, overpayment of premiums and fees, claims for breach of contract, indemnity obligations or coverage or similar Causes of Action;

•                                          All actual or potential Causes of Actions, whether legal, equitable or statutory in nature, against purchasers of assets from the Debtors relating to breach of the purchase agreement or unpaid compensation thereunder;

•                                          Any and all rights to payment against any taxing authority for any tax refunds, credits, overpayments or offsets that may be due and owing to the Debtors for taxes that the Debtors may have paid to any such taxing authority;

•                                          All actions or potential actions, whether legal, equitable or statutory in nature, relating to deposits or other amounts owed by any creditor, lessor utility, supplier, vendor, landlord, sub-lessee, assignee or other Person or Entity;

•                                          All actions or potential actions, whether legal, equitable or statutory in nature, relating to environmental and product liability matters;

•                                          All actions or potential actions, whether legal, equitable or statutory in nature, arising out of, or relating to, the Debtors’ intellectual property rights;

•                                          Potential actions against any of the prepetition directors, officers, employees, attorneys, financial advisors, accountants, investment bankers, agents and representatives of the Debtors, except actions against the Releasees, for breaches of fiduciary duty, negligent mismanagement, wasting of corporate assets, and diversion of corporate opportunity;

•                                          All actual or potential actions, whether legal, equitable or statutory in nature, against all Persons, except actions against the Releasees, arising out of, or in connection with, any of the Debtors’ prepetition management, operation and/or reporting of financial or other information;

•                                          All actions or potential actions, whether legal, equitable or statutory in nature, against any of the Debtors’ current or former professionals, except actions against the Releasees, for breach of fiduciary duty, breach of contract, negligence or professional misconduct malpractice, or other tortuous conduct;

•                                          All rights against any shareholders or others for subordination of their Claims pursuant to section 510(b) of the Bankruptcy Code or against any Person that has agreed to subordination of their claim pursuant to section 510(a) of the Bankruptcy Code;

•                                          All actions or potential actions against the prepetition members of the Debtors’ board of directors and/or officers, except actions against the Releasees, including, without limitation, the right to equitably subordinate claims held by such directors and officers pursuant to section 510(c) of the Bankruptcy Code;

•                                          All actual or potential actions, whether legal, equitable or statutory in nature, to recover amounts improperly awarded to employees, except actions against the Releasees, under the terms of any prepetition employment or change-in-control agreement or bonus arrangement;

•                                          All actual or potential contract and tort actions that may exist or may subsequently arise; and

•                                          All actual or potential actions whether legal, equitable or statutory in nature, arising out of, or in connection with the Debtors’ business or operations, except actions against the Releasees.

The Debtors believe that all meritorious Avoidance Actions and Causes of Action for collection of outstanding accounts receivable that are likely to yield a recovery for the Debtors’ estates have been commenced.  However, the Liquidating Trustee shall perform an independent investigation regarding whether any potential Claim or Cause of Action shall be investigated or pursued.  It is possible that there may be other Causes of Action which currently exist or may subsequently arise that are not set forth herein, because the facts upon which such Causes of Action are based are not fully or currently known by the Debtors and, as a result, cannot be specifically referred to herein (collectively, the “Unknown Causes of Action”).  The failure to list any such Unknown Causes of Action herein (except as to Releasees) is not intended to limit the rights of the Liquidating Trust to pursue any Unknown Cause of Action to the extent the facts underlying such Unknown Cause of Action become fully known to the Debtors or the Liquidating Trustee.

C.                                     Preservation of All Causes of Action Not Expressly Settled or Released

Unless a Claim or Cause of Action against a Creditor or other Person is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtors expressly reserve such Claim or Cause of Action for later adjudication by the Liquidating Trust, (including, without limitation, Unknown Causes of Action), and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable, or otherwise) or laches shall apply to such Claims or Causes of Action upon or after the Confirmation Date or Effective Date of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such Claims or Causes of Action have been released in the Plan or other Final Order.  In addition, the Debtors, the Liquidating Trust and any successor entities under the Plan expressly reserve the right to pursue or adopt any Claim alleged in any lawsuit in which the Debtors are defendants or an interested party, against any Person or Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

Any Person to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from Debtors or a transfer of money or property from the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer, or transaction may be reviewed by the Liquidating Trust, as applicable, subsequent to the Effective Date and may, if appropriate, be the subject of an action after the Effective Date, whether or not (i) such Entity has filed a proof of Claim against the Debtors in these Bankruptcy Cases; (ii) such Creditor’s proof of Claim has been objected to; (iii) such Creditor’s Claim was included in the Debtors’ Schedules; or (iv) such Creditor’s scheduled Claim has been objected to by the Debtors or has been identified by the Debtors as disputed, contingent, or unliquidated.

ARTICLE VI.

FUNDING OF THE PLAN

All Cash necessary for the Liquidating Trust to make payments pursuant to the Plan will be obtained from the Debtors’ existing Cash balances, Liquidation Proceeds and the Litigation Claims.  Unless otherwise specified herein, cash payments to be made pursuant to the Plan will be made by the Liquidating Trust.

ARTICLE VII.

TREATMENT OF EXECUTORY CONTRACTS
AND UNEXPIRED LEASES

A.                                   Assumption/Rejection of Executory Contracts, Unexpired Leases, and Cure Payments

No later than twenty (20) days prior to the Confirmation Hearing, the Debtors shall file the Assumption Schedule and shall serve the Assumption Schedule on the counterparties to any contract listed on the Assumption Schedule.  Objections to any proposed cure payment must be filed and served no later than the Assumption Objection Deadline and shall be adjudicated, if necessary, at the Confirmation Hearing.  Any non-debtor party or Person to an Executory Contract listed on the Assumption Schedule that has not filed an objection with the Bankruptcy Court on or before the applicable Assumption Objection Deadline shall be deemed to have waived its right to dispute the cure amount.  All unpaid cure payments under any Executory Contract that is assumed or assumed and assigned under this Plan shall be made by the Liquidating Trustee as soon as practicable after the Effective Date, provided that in the event there is a dispute regarding the amount of any cure payment, the Liquidating Trustee shall make such cure payment as may be required by Bankruptcy Code § 365(b)(1) within ten (10) days following the entry of a Final Order resolving such dispute.

The Debtors reserve the right to remove any Executory Contract from the Assumption Schedule at any time prior to the Confirmation Hearing.

B.                                     Claims Based on Rejection of Executory Contracts or Unexpired Leases

On the Confirmation Date, except for (i) any Executory Contract that was previously assumed or rejected by an order of the Bankruptcy Court pursuant to Bankruptcy Code § 365, and (ii) any Executory Contract identified on the Assumption Schedule, each Executory Contract that has not previously expired or terminated pursuant to its own terms shall be deemed rejected pursuant to Bankruptcy Code §§ 365 and 1123, effective as of the Confirmation Date.  The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejection pursuant to Bankruptcy Code §§ 365 and 1123 as of the Confirmation Date.

C.                                     Rejection Damages Bar Date

Except to the extent another Bar Date applies pursuant to an order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts under this Plan must be filed with the Court, and a copy served on counsel for the

Debtors and the Liquidating Trustee, within thirty (30) days of the Effective Date, or such Claim shall be forever barred and shall not be entitled to a distribution or be enforceable against the Debtors, its Estate, the Liquidating Trust, the Liquidating Trustee, their successors, their assigns or their Assets.  Any Claim arising from the rejection of an Executory Contract shall be treated as a Claim in Class 4 (General Unsecured Claims).  Nothing in this Plan extends or modifies any previously applicable Bar Date.

D.                                    Cure of Default for Executory Contracts and Unexpired Leases Assumed

Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash as soon as practicable after the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree.  In the event of a dispute regarding: (i) the amount of any cure payments, (ii) the ability of the applicable assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

E.                                      Compensation and Benefit Programs

Except as otherwise expressly provided herein, all employment and severance agreements and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, former employees, retirees and non-employee directors and the employees, former employees and retirees of their subsidiaries, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements and plans, incentive plans, deferred compensation plans and life, accidental death and dismemberment insurance plans (the “Company Benefit Plans”) shall be terminated, or shall be treated as executory contracts under the Plan, on the Effective Date and any such remaining Company Benefit Plans that have not been terminated will be deemed rejected pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code.

F.                                      Insurance Policies and Insured Claims

To the extent any or all of the insurance policies of the Debtors as may be identified in the Assumption Scheduled filed with the Court, are considered to be Executory Contracts, then notwithstanding anything contained in this Plan to the contrary, this Plan shall constitute a motion to assume the insurance policies identified therein.  Subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall constitute approval of such assumption pursuant to Bankruptcy Code § 365(a) and a finding by the Bankruptcy Court that each such assumption is in the best interest of the Debtors, the Estates and all parties in interest in this Chapter 11 Case.  Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of the Debtors existing as of the Confirmation Date with respect to each such insurance policy identified in the Assumption Schedule.  To the extent the Bankruptcy Court determines otherwise with respect to any insurance policy, the Debtors reserve the right to seek rejection of such insurance policy or other available relief.  This Plan shall not affect contracts that have been assumed and assigned by order of the Bankruptcy Court prior to the Confirmation Date.  For the avoidance of doubt, the insurance policies (including any insurance policies that are not executory contracts, insurance policies that may have expired prior to the Petition Date, insurance policies in existence on the Petition Date and insurance policies entered into by the Debtors after the Petition Date) of the Debtors identified in the assumption schedule and all rights thereunder and rights under any other insurance policies under which the Debtors may be beneficiaries (including the rights to make, amend, prosecute and benefit from claims) are retained and will be transferred to the Liquidating Trust pursuant to this Plan.  Notwithstanding anything herein to the contrary, the D&Os shall be entitled to any insurance coverage under the Debtors’ directors and officers insurance policies to pay claims against the D&Os.

The Debtors intentions with respect to the following contracts, to the extent they are executory, are as follows:

1.                                       Directors and Officers Related Insurance Coverage

The Debtors will assume all of the D&O Policies.

2.                                       Casualty Insurance Program

An Allowed Claim partially covered by the Casualty Insurance Program shall be treated as a Class 4 General Unsecured Claim to the extent not otherwise covered by the Casualty Insurance Program.

ARTICLE VIII.

PROVISIONS GOVERNING DISTRIBUTIONS

A.                                   Disbursing Agent

1.                                       Liquidating Trustee as Disbursing Agent

The Liquidating Trustee shall be the Disbursing Agent, and the Disbursing Agent shall make all distributions under this Plan.

2.                                       Alternative Disbursing Agent Qualification

No Person other than the Liquidating Trustee shall be authorized by the Bankruptcy Court to serve as Disbursing Agent unless and until the Trust Oversight Committee consents in writing to that Person serving as Disbursing Agent, and that Person (i) executes and files a statement with the Bankruptcy Court agreeing to perform all of the duties of the Disbursing Agent under this Plan, and (ii) consents to the jurisdiction of the Bankruptcy Court in respect to all matters relating to the performance of his or her duties as the Disbursing Agent under this Plan or order of the Bankruptcy Court.

B.                                     Time and Manner of Distributions

The Disbursing Agent shall make Initial Distributions under the Plan on account of Claims Allowed on the Effective Date or as soon as practicable after the Effective Date, except as otherwise agreed to by the Trust Oversight Committee or by order of the Bankruptcy Court.  The Disbursing Agent shall have the power, subject to Trust Oversight Committee consent, to make interim distributions to Holders of Allowed General Unsecured Claims if the Liquidating Trustee determines that such interim distributions are warranted and economical.  If the Liquidating Trustee determines to make interim distributions to Holders of Allowed General Unsecured Claims, the Liquidating Trustee will determine the amount to be distributed by taking into account such factors as ongoing expenses and costs, taxes and reserves necessary to provide for the resolution of Disputed Claims.  Amounts withheld will be placed in an interest-bearing account approved by the Trust Oversight Committee, which shall fund ongoing expenses and costs relating to such reserves, including, without limitation, taxes in respect of Disputed Claims, if any.

At the option of the Disbursing Agent, any distributions under this Plan may be made either in Cash, by check drawn on a domestic bank, by wire transfer or by ACH.  Notwithstanding any other provisions of this Plan to the contrary, no payment of fractional cents will be made under this Plan.  Cash will be issued to Holders entitled to receive a distribution of Cash in whole cents (rounded to the nearest whole cent when and as necessary).  Any distribution of less than $50.00 will be considered de minimis, and Holders of Allowed Claims that are entitled to any distribution of less than $50.00 will not receive any distribution unless and until the aggregate of such distributions exceed $50.00.  Such undistributed funds shall remain with and vest in the Liquidating Trust for distribution to other Holders of Allowed Claims.

C.                                     Interest on Claims

Except as otherwise specifically provided for herein or in the Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on any Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.

D.                                    Compliance with Tax Requirements/Allocations

In connection with the Plan, to the extent applicable, the Liquidating Trust shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements.  For tax purposes, distributions received in respect of Allowed Claims will be allocated first to the principal amount of Allowed Claims with any excess allocated, if applicable, to unpaid interest that accrued on such Claims.

E.                                      Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.                                       Delivery of Distributions in General

Except as otherwise provided in this Plan, distributions to Holders of Allowed Claims shall be made by the Disbursing Agent (i) at the addresses set forth on the Proofs of Claim or Interest filed by such Holder (or at the last known address of such Holder if no motion requesting payment or Proof of Claim or Interest is filed or the Debtors and the Liquidating Trust have been notified in writing of a change of address), (ii) at the addresses set forth in any written notices of address changes delivered to the Liquidating Trustee after the date of any related Proof of Claim or Interest, or (iii) at the addresses reflected in the Schedules if no Proof of Claim or Interest has been filed and the Liquidating Trustee has not received a written notice of a change of address.

2.                                       Undeliverable Distributions

(a)                                  Holding of Undeliverable Distributions.

If any distribution to a Holder of an Allowed Claim is returned as undeliverable, no further distributions shall be made to such Holder unless and until notification in writing of such Holder’s then-current address is provided.  Undeliverable distributions shall be returned and shall remain in the possession of the Liquidating Trust until such time as a distribution becomes deliverable.  Undeliverable distributions shall not be entitled to any interest, dividends or other accruals of any kind.  As soon as reasonably practicable, the Liquidating Trust shall make all distributions that become deliverable.

(b)                                 Failure to Claim Undeliverable Distributions.

Any Holder of an Allowed Claim (irrespective of when a Claim became an Allowed Claim) that does not assert a Claim pursuant hereto for an undeliverable distribution (regardless of when not deliverable) within ninety (90) days after the distribution has been attempted to be made to the Holder of the Allowed Claim shall have its Claim related to such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against any Liquidating Trust or being entitled to any further distribution.  In such cases any Cash held for distribution on account of such Claims shall be the property of the Liquidating Trust free of any such Claim.  Nothing contained herein shall require the Liquidating Trust or any interested party to attempt to locate any Holder of an Allowed Claim.

F.                                      Claims Administration Responsibility

1.                                       Reservation of Rights to Object to Claims

Unless a Claim or Interest is expressly described as an Allowed Claim or Interest pursuant to or under this Plan, or otherwise becomes an Allowed Claim or Interest prior to or after the Effective Date, the Liquidating Trust and the Liquidating Trustee (on behalf of the Estate) reserve any and all objections to any and all Claims and Interests and motions or requests for the payment of Claims or Interests, whether administrative expense, priority, secured or unsecured, including, without limitation, any and all objections to the validity or amount of any and all alleged Administrative Claims, Priority Tax Claims, Priority Claims, Secured Claims, General Unsecured Claims, Interest Related Claims, Interests, Liens and security interests, whether under the Bankruptcy Code, other applicable law or contract.  The Liquidating Trust’s and/or the Liquidating Trustee’s failure to object to any Claim or Interest in the Chapter 11 Case shall be without prejudice to the Liquidating Trust’s and the Liquidating Trustee’s rights to contest or otherwise defend against such Claim or Interest in the Bankruptcy Court when and if such Claim or Interest is sought to be enforced by the Holder of such Claim or Interest.

2.                                       Objections to Claims

The Liquidating Trustee at the direction of and in consultation with the Trust Oversight Committee as set forth in the Liquidating Trust Agreement, shall be responsible for administering, disputing, objecting to, compromising or otherwise resolving and making distributions, if any, with respect to all Claims and Interests.  Unless otherwise provided in this Plan or by order of the Bankruptcy Court, any objections to Claims or Interests by the Liquidating Trustee will be filed and served not later than the Objection Deadline.  In addition, the Liquidating Trust or the Liquidating Trustee may request (and the Bankruptcy Court may grant) an extension of such deadline by filing an ex parte motion with the Bankruptcy Court, based upon a reasonable exercise of his or her business judgment.  A motion seeking to extend the deadline to object to any Claim or Interest shall not be deemed an amendment to this Plan.

3.                                       Filing of Objections

An objection to a Claim or Interest shall be deemed properly served on the Holder of such Claim or Interest if the Liquidating Trust or the Liquidating Trustee effect service by any of the following methods: (i) in accordance with Rule 4 of the Federal Rules of Civil Procedure, as modified and made applicable by Bankruptcy Rule 7004; (ii) to the extent counsel for such Holder is unknown, by first class mail, postage prepaid, on the signatory on the Proof of Claim or Interest or other representative identified on the Proof of Claim or Interest or any attachment thereto; or (iii) by first class mail, postage prepaid, on any counsel that has appeared on the behalf of such Holder in the Chapter 11 Case.

4.                                       Determination of Claims

Any Claim as to which a Proof of Claim or Interests or motion or request for payment was timely filed in the Chapter 11 Case may be determined and liquidated pursuant to (i) an order of the Bankruptcy Court, (ii) applicable bankruptcy law, (iii) agreement of the parties, (iv) applicable non-bankruptcy law, or (v) the lack of (a) an objection to such Claim or Interest, (b) an application to equitably subordinate such Claim, and (c) an application to otherwise limit recovery with respect to such Claim or Interest, filed by the Debtors, the Liquidating Trust or the Liquidating Trustee on or prior to any applicable deadline for filing such objection or application with respect to such Claim or Interest.  Any such Claim or Interest determined to be Allowed, shall be deemed to be an Allowed Claim for such liquidated amount (so long as such determination has not been stayed, reversed or amended and as to which determination (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending) and shall be satisfied in accordance with this Plan.  Nothing contained in this Plan shall constitute or be deemed a waiver of any Claim, right or Cause of Action that the Debtors or the Liquidating Trustee may have against any Person in connection with or arising out of any Claim or Claims, including, without limitation, any rights under 28 U.S.C. § 157.

G.                                     Procedures for Treating and Resolving Disputed and Contingent Claims or Interests

1.                                       No Distributions Pending Allowance

No payments or distributions will be made with respect to all or any portion of a Disputed Claim or Interest unless and until all objections to such Disputed Claim or Interest have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim or Interest has become an Allowed Claim or Interest; provided, however, that in the event that only a portion of such Claim or Interest is an Allowed Claim or Interest, the Disbursing Agent may make, in his or her discretion, a distribution pursuant to the Plan on account of the portion of such Claim or Interest that becomes an Allowed Claim or Interest.

2.                                       Claim Estimation

The Liquidating Trustee may request estimation or liquidation of any Disputed Claim that is contingent or unliquidated pursuant to Bankruptcy Code § 502(c); provided, however, that the Bankruptcy Court shall determine (i) whether such Disputed Claim is subject to estimation pursuant to Bankruptcy Code § 502(c), and (ii) the timing and procedures for such estimation proceedings, if any.

H.                                    Setoffs and Recoupment

The Liquidating Trustee may, pursuant to Bankruptcy Code § 558 or applicable non-bankruptcy law, but shall not be required to, setoff against or recoup from any Claim on which payments are to be made pursuant to this Plan, any claims or Causes of Action of any nature whatsoever the Debtors may have against the Holder of such Claim; provided, however, that neither the failure to effect such setoff or recoupment nor the allowance of any Claim shall constitute a waiver or release by the Debtors of any setoff or recoupment the Debtors may have against the Holder of such Claim, nor of any other claim or Cause of Action.

I.                                         Allowance and Disallowance of Claims Subject to Bankruptcy Code § 502

Allowance and disallowance of Claims shall be in all respects subject to the provisions of Bankruptcy Code § 502, including, without limitation, subsections (b), (d), (e), (g), (h) and (i) thereof.

J.                                        Cancellation of Instruments and Agreements

Upon the occurrence of the Effective Date, except as otherwise provided herein, all promissory notes, shares, certificates, instruments, indentures, stock or agreements evidencing, giving rise to or governing any Claim or Interest shall be deemed canceled and annulled without further act or action under any applicable agreement, law, regulation, order or rule; the obligations of the Debtors under such promissory notes, share certificates, instruments, indentures or agreements shall be discharged and the Holders thereof shall have no rights against the Debtors, the Estates, the Liquidating Trustee, the Trust Oversight Committee, and/or the Liquidating Trust; and such promissory notes, share certificates, instruments, indentures or agreements shall evidence no such rights, except the right to receive the distributions provided for in this Plan.

K.                                    Withholding Taxes

The Liquidating Trustee shall be entitled to deduct any federal, state or local withholding taxes from any payments under this Plan.  As a condition to making any distribution under this Plan, the Liquidating Trustee may require that the Holder of an Allowed Claim provide such Holder’s taxpayer identification number and such other information and certification as the Liquidating Trustee may deem necessary to comply with applicable tax reporting and withholding laws.

L.                                      Reports

From the Effective Date, until a Final Decree is entered, the Liquidating Trustee shall submit quarterly reports to the United States Trustee setting forth all receipts and disbursements of the Liquidating Trust as required by the United States Trustee guidelines.

M.                                 Distribution Record Date

As of the close of business on the applicable Distribution Record Date, the transfer register for all Claims maintained by the Debtors or their agents, shall be closed, and there shall be no further changes in the Record Holders of any such Claims.  Moreover, the Liquidating Trust shall have no obligation to recognize the transfer of any such Claims occurring after the applicable Distribution Record Date and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the close of business on the applicable Distribution Record Date.

N.                                    Timing and Calculation of Amounts to be Distributed

Except as otherwise provided herein, on the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Claim against the Debtors shall receive the distributions that the Plan provides for Allowed Claims in the applicable Class, provided however, the Liquidating Trust shall maintain reserve accounts in trust for the payment or distribution on account of potential or Disputed Claims and shall make the appropriate adjustments in distributions to adequately take into consideration and fund such reserve accounts.  The Liquidating Trust shall be authorized to make interim distributions and any subsequent distributions necessary to distribute any Cash, or other consideration held in any reserve account to the appropriate Claim Holder as Claims are resolved and Allowed and reserves are reduced in accordance with the Plan.

O.                                    Settlement of Claims and Controversies

Pursuant to Fed. R. Bankr. P. 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of claims and/or controversies relating to the contractual, legal and subordination rights that a Holder of a Claim may have with respect to any Allowed Claim, or any distribution to be made on account of any such Allowed Claim.

ARTICLE IX.

EFFECT OF CONFIRMATION

A.                                   Injunction

Except as otherwise expressly provided in this Plan or in the Confirmation Order, and except in connection with the enforcement of the terms of this Plan or any documents provided for or contemplated in this Plan, all entities who have held, hold or may hold Claims against or Interests in the Debtors or the Estate that arose prior to the Effective Date are permanently enjoined from: (i) commencing or continuing in any manner, directly or indirectly, any action or other proceeding of any kind against the Debtors, the Liquidating Trust, the Liquidating Trustee or any property of the Debtors, the Liquidating Trust or the Liquidating Trustee with respect to any such Claim or Interest; (ii) the enforcement, attachment, collection or recovery by any manner or means, directly or indirectly, of any judgment, award, decree or order against the Debtors, the Liquidating Trust, the Liquidating Trustee, or any property of the Debtors, the Liquidating Trust or the Liquidating Trustee with respect to any such Claim or Interest; (iii) creating, perfecting or enforcing, directly or indirectly, any lien or encumbrance of any kind against the Debtors, the Liquidating Trust, the Liquidating Trustee or any property of the Debtors, the Liquidating Trust or the Liquidating Trustee with respect to any such Claim or Interest; (iv) effecting, directly or indirectly, any setoff or recoupment of any kind against any obligation due to the Debtors, the Liquidating Trust, the Liquidating Trustee or any property of the Debtors, the Liquidating Trust or the Liquidating Trustee with respect to any such Claim or Interest, unless approved by the Bankruptcy Court; and (v) any act, in any manner, in any place whatsoever, that does not conform to or comply with the provisions of this Plan with respect to such Claim or Interest.  Nothing contained in this Article IX shall prohibit the Holder of a Disputed Claim or Interest from litigating its right to seek to have such Disputed Claim or Interest declared an Allowed Claim and paid in accordance with the distribution provisions of this Plan, or enjoin or prohibit the enforcement by the Holder of such Disputed Claim of any of the obligations of the Debtors, the Liquidating Trustee or the Liquidating Trust under this Plan.  The Confirmation Order shall also constitute an injunction enjoining any Person from enforcing or attempting to enforce any claim or cause of action against the Debtors or any property of the Debtors based on, arising from or related to any failure to pay, or make provision for payment of, any amount payable with respect to any Priority Tax Claim on which the payments due under this Plan have been made or are not yet due under Article II.B.2 of this Plan.

B.                                     Term of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under Bankruptcy Code §§ 105 or 362, this Plan or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the later of (i) entry of the Final Decree or (ii) the dissolution of the Liquidating Trust.

ARTICLE X.

CONDITIONS PRECEDENT TO CONFIRMATION
AND OCCURRENCE OF THE EFFECTIVE DATE

A.                                   Conditions Precedent to Confirmation

It shall be a condition to Confirmation hereof that all provisions, terms and conditions of the Plan and the Disclosure Statement are approved in the Confirmation Order.

B.                                     Conditions Precedent to Occurrence of Effective Date

It shall be a condition to occurrence of the Effective Date that the following conditions shall have been satisfied or waived pursuant to the provisions herein:

1.                                       Fourteen (14) days have passed since the entry of the Confirmation Order as a Final Order in form and substance satisfactory to the Debtors and the Committee in their absolute discretion.  The Confirmation Order shall provide that, among other things:

(i)                                     the Debtors and the Liquidating Trust are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, and other agreements or documents created in connection with the Plan; and

(ii)                                  the provisions of the Confirmation Order are nonseverable and mutually dependent.

2.                                       The appointment of the Liquidating Trustee shall have been confirmed by the Confirmation Order or order of the Bankruptcy Court.

3.                                       All actions, documents and agreements necessary to implement the Plan, including, without limitation, the Liquidating Trust Agreement, shall have been effected or executed.

C.                                     Waiver of Conditions

Except as otherwise required by the tenets of the Plan, the Debtors with the consent of the Committee may waive any of the conditions to Confirmation of the Plan and/or to occurrence of the Effective Date of the Plan set forth in this Article X at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to confirm and/or consummate the Plan.

D.                                    Debtors’ Right of Revocation or Withdrawal

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans.  If the Debtors revoke or withdraw the Plan, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or

Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant hereto, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person (ii) prejudice in any manner the rights of such Debtors or any other Person, or (iii) constitute an admission of any sort by the Debtors or any other Person.

ARTICLE XI.

RELEASE, EXCULPATION AND RELATED PROVISIONS

A.                                     Exculpation and Mutual Release by Releasees

Except to the extent of (i) claims held by any of the members of the Committee in their capacity as individual creditors and all applicable rights of set off, recoupment or other similar defenses that can be asserted in connection therewith, and (ii) claims, causes of action or other rights held by Debtors against any of the Committee members in their individual capacities and all applicable rights of set off, recoupment or other similar defenses that can be asserted in connection therewith, on and after the Effective Date, for good and valuable consideration, including the services of the Releasees to facilitate the expeditious liquidation of the Debtors and the implementation of this Plan, each of the Releasees, in good faith, shall be deemed to have unconditionally released one another from any and all Claims, obligations, rights, suits, damages, remedies and liabilities whatsoever, including any Claims that could be asserted on behalf of or against any of the Debtors (except that claims for Professional Fees shall not be released), whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Releasees or their subsidiaries would have been legally entitled to assert in their own right, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date (including, without limitation, claims concerning the formulation, negotiation and/or pursuit of confirmation of this Plan, the consummation of this Plan, the administration of this Plan and/or the property to be distributed under this Plan), except for cases of willful misconduct or fraud in each case subject to determination of such by final order of a court of competent jurisdiction.  To the extent that any of the Releasee(s) are jointly and/or severally or otherwise liable with or to any Entity(ies) that are not Releasees (“Non-Releasee(s)”) for any amounts, the amounts recoverable against the Non-Releasee(s) shall be reduced by the greater of (a) any amount paid for such Releasee(s)’ release and (b) the pro rata share(s) of fault attributable to any Releasee(s).  Without limiting the generality of the foregoing, all Releasees shall be entitled to and granted the protections and benefits of Bankruptcy Code § 1125(e).

B.                                     Rights Limited as Set Forth in Plan; Termination of Interests

Except as otherwise provided herein, all Persons and Entities shall be precluded from asserting against the Liquidating Trust, its successors or its assets or properties, any other or further Claims or Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

ARTICLE XII.

RETENTION OF JURISDICTION

This Plan shall not in any way limit the Bankruptcy Court’s post-confirmation jurisdiction as provided under the Bankruptcy Code.  Pursuant to Bankruptcy Code §§ 105(a) and 1142, the Bankruptcy Court shall retain and have exclusive jurisdiction (to the extent granted by applicable law, including any provisions permitting mandatory or discretionary withdrawal of such jurisdiction) over any matter arising out of or related to the Chapter 11 Case and this Plan, including, without limitation, the following:

1.                                       All matters relating to the assumption or rejection or the assumption and assignment of Executory Contracts or unexpired leases, or Claims or disputes relating thereto;

2.                                       All matters relating to the ownership of a Claim or Interest;

3.                                       All matters relating to the distribution to holders of Allowed Claims and Interests and to the determination of Claims and Interests;

4.                                       Any and all matters involving the Liquidating Trustee and/or the Liquidating Trust and/or the Trust Oversight Committee;

5.                                       All matters relating to or arising in connection with the disallowance, allowance or estimation of Claims or Interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest;

6.                                       To enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified and/or vacated;

7.                                       All matters relating to the construction and implementation of the Plan and the provisions thereof, and to hear and determine all requests for orders in aid of execution, implementation or consummation of this Plan;

8.                                       All matters relating to disputes arising in connection with the interpretation, implementation or enforcement of this Plan or the Confirmation Order, including disputes involving the injunction and exculpation provisions of this Plan, and disputes arising under agreements, documents or instruments executed in connection with this Plan;

9.                                       To consider any modifications of this Plan, to cure any defect or omission or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

10.                                 All applications for allowance of compensation and reimbursement of Professional Fee Claims under this Plan or under Bankruptcy Code §§ 328, 330, 331, 503(b), 1103 and 1129(a)(4);

11.                                 To hear and determine all motions requesting allowance of an Administrative Claim;

12.                                 To determine requests for the payment of Claims entitled to priority under Bankruptcy Code § 507(a)(2), including compensation and reimbursement of expenses of parties entitled thereto;

13.                                 All Causes of Action, Avoidance Actions and other suits and adversary proceedings to recover assets of the Liquidating Trust, as successor-in-interest to the Debtors and property of the Estates, wherever located, and to adjudicate any and all other Causes of Action, Avoidance Actions, suits, adversary proceedings, motions, applications and contested matters that may be commenced or maintained pursuant to the Chapter 11 Case or this Plan, proceedings to adjudicate the allowance of Disputed Claims and Interests, and all controversies and issues arising from or relating to any of the foregoing;

14.                                 All matters concerning state, local and federal taxes in accordance with Bankruptcy Code §§ 346, 505 and 1146;

15.                                 Any other matter to the extent such jurisdiction is consistent with the Bankruptcy Code;

16.                                 All disputes involving the existence, nature or scope of the Confirmation Order, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program;

17.                                 To enter the Final Decree closing the Chapter 11 Case; and

18.                                 To enforce all orders previously entered by the Bankruptcy Court.

ARTICLE XIII.

MISCELLANEOUS PROVISIONS

A.                                   Effectuating Documents, Further Transactions and Corporation Action

The Debtors are authorized to execute; deliver, file or record such contracts, instruments, releases and other agreements of documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions hereof and the notes and securities issued pursuant hereto.

Prior to, on or after the Effective Date (as appropriate), all matters provided for hereunder that would otherwise require approval of the shareholders or directors of the Debtors shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the states where each of the Debtors are organized without any requirement of further action by the shareholders or directors of any Debtor.

B.                                     Payment of Statutory Fees

All fees payable pursuant to section 1930(a) of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid out of the Assets of the Estate or the Liquidating Trust, as applicable, for each quarter (including any fraction thereof) until the Chapter 11 Case is converted, dismissed or closed, whichever occurs first.

C.                                     Headings

The headings of the articles, paragraphs and sections of this Plan are inserted for convenience only and shall not affect the interpretation hereof.

D.                                    Binding Effect of Plan

Except as otherwise provided in Bankruptcy Code § 1141(d)(3), on and after the Effective Date, the provisions of this Plan shall bind any Holder of a Claim against, or Interest in, the Debtors, the Estates, the Liquidating Trust and their respective successors or assigns, whether or not the Claim or Interest of such Holders is impaired under this Plan and whether or not such Holder has accepted this Plan.  The rights, benefits and obligations of any entity named or referred to in this Plan, whose actions may be required to effectuate the terms of this Plan, shall be binding on and shall inure to the benefit of any heir, executor, administrator, successor or assign of such entity (including, without limitation, the Liquidating Trustee and any trustee appointed for the Debtors under chapters 7 or 11 of the Bankruptcy Code).

E.                                      Final Order

Except as otherwise expressly provided in this Plan, any requirement in this Plan for a Final Order may be waived by the Debtors in consultation with the Committee upon written notice to the Bankruptcy Court.  No such waiver shall prejudice the right of any party in interest to seek a stay pending appeal of any order that is not a Final Order.

F.                                      Withholding and Reporting Requirements

In connection with this Plan and all instruments issued in connection herewith and distributions hereunder, the Liquidating Trust and the Liquidating Trustee shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

G.                                     Tax Exemption

Pursuant to Bankruptcy Code § 1146, any transfers from the Debtors, the Liquidating Trust or the Liquidating Trustee to any other Person or entity pursuant to this Plan, or any agreement regarding the transfer of title to or ownership of the Debtors’ or the Liquidating Trust’s real or personal property, or the issuance, transfer or exchange of any security under this Plan, or the execution, delivery or recording of an instrument of transfer pursuant to, in implementation of or as contemplated by this Plan, including, without limitation, any transfers to or by the Liquidating Trustee of the Debtors’ or the Liquidating Trust’s property in implementation of or as contemplated by this Plan (including, without limitation, any subsequent transfers of property by the Liquidating Trustee) shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee or other similar tax or governmental assessment.  Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

H.                                    Governing Law

Except to the extent a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless specifically stated, the rights, duties and obligations arising under this Plan, any agreements, documents and instruments executed in connection with this Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreements shall control), and, with respect to the Debtors and the Liquidating Trust, corporate governance matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to conflicts of law principles.

I.                                         Severability

After the Effective Date, should the Bankruptcy Court or any other court of competent jurisdiction determine that any provision in this Plan is either illegal on its face or illegal as applied to any Claim, such provisions shall be unenforceable either as to all Holders of Claims or as to the Holder of such Claim as to which the provision is illegal, respectively.  Such a determination of unenforceability shall in no way limit or affect the enforceability and operative effect of any other provision of this Plan.

J.                                        Revocation

The Debtors, in consultation with the Committee, reserve the right to revoke and withdraw this Plan prior to the Confirmation Date.  If the Debtors revoke or withdraws this Plan, then this Plan shall be null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors, the Committee or any other Person or to prejudice in any manner the rights of the Debtors, the Committee or any Person in any further proceedings involving the Debtors, or be deemed an admission by the Debtors and/or the Committee.

K.                                    Construction

The rules of construction as set forth in Bankruptcy Code § 102 shall apply to the construction of this Plan.

L.             Plan Controls the Disclosure Statement

In the event and to the extent any provision of this Plan is inconsistent with any provision of the Disclosure Statement, the provisions of this Plan shall control and take precedence.

M.           Amendments and Modifications

The Debtors may alter, amend or modify this Plan under Bankruptcy Code § 1127(a) at any time prior to the Confirmation Hearing.  After the Confirmation Date and prior to “substantial consummation” (as such term is defined in Bankruptcy Code § 1101(2)) of this Plan, the Debtors in consultation with the Committee or the Liquidating Trustee in consultation with the Trust Oversight Committee may institute proceedings in the Bankruptcy Court pursuant to Bankruptcy Code § 1127(b) to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement or the Confirmation Order, and pursue such matters as may be necessary to carry out the purposes and effects of this Plan, by the filing of a motion on notice to the Bankruptcy Rule 2002 service list only, and the solicitation of all Creditors and other parties-in-interest shall not be required.

N.            Notices

Any notices required under this Plan or any notices or requests of the Debtors or the Liquidating Trustee by parties in interest under or in connection with this Plan shall be in writing and served either by (i) certified mail, return receipt requested, postage prepaid, (ii) hand delivery, or (iii) reputable overnight delivery service, all charges prepaid, and shall be deemed to have been given when received by the following parties:

To the Debtors:

Reed Smith LLP

Attn:  Richard A. Robinson, Esq.

1201 Market Street

Suite 1500

Wilmington, DE 19801

To the Committee:

Hahn & Hessen LLP

Attn:  Mark Indelicato, Esq.

488 Madison Avenue, 15th Floor

New York, NY 10022

To the Liquidating Trust and the Liquidating Trustee:

[                          ]

O.            Filing of Additional Documents

On or before substantial consummation of this Plan, the Debtors may file with the Bankruptcy Court such agreements or other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

P.             Direction to a Party

From and after the Effective Date, the Debtors, the Liquidating Trust or the Liquidating Trustee may apply to the Bankruptcy Court for the entry of an order directing any Person to execute or deliver or to join in the execution or delivery of any instrument or document reasonably necessary or reasonably appropriate to effect a transfer of properties dealt with by this Plan, and to perform any other act (including the satisfaction of any lien or security interest) that is reasonably necessary or reasonably appropriate for the consummation of this Plan.

Q.            Successors and Assigns

The rights, benefits and obligations of any Person or Entity named or referred to herein shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

R.            Reservation of Rights

Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order.  None of the filing of this Plan, any statement or provision contained herein, or the taking of any action by the Debtors with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Interests prior to the Effective Date.

S.             Section 1146 Exemption

Pursuant to section 1146(c) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax of governmental assessment.

T.            Further assurances

The Debtors, Liquidating Trustee, and all Holders of Claims receiving distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

U.            Entire Agreement

The Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated into the Plan.

V.            Filing of Additional Documents

On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

Respectfully Submitted,

MPC Computers, LLC, et al., as Debtors and Debtors-in-Possession

By:	/s/ David Young
Name: David Young
Title: CEO